Exhibit 2

PLAN OF CONVERSION AND REORGANIZATION

OF

BANKS OF THE CHESAPEAKE, M.H.C.

	TABLE OF CONTENTS
1.	INTRODUCTION	1
2.	DEFINITIONS	1
3.	PROCEDURES FOR CONVERSION	6
4.	REGULATORY APPLICATIONS AND APPROVALS	8
5.	SALE OF SUBSCRIPTION SHARES	8
6.	PURCHASE PRICE AND NUMBER OF SUBSCRIPTION SHARES	8
7.	RETENTION OF OFFERING PROCEEDS BY THE HOLDING COMPANY	9
8.	SUBSCRIPTION RIGHTS OF ELIGIBLE ACCOUNT HOLDERS (FIRST PRIORITY)	10
9.	SUBSCRIPTION RIGHTS OF EMPLOYEE PLANS (SECOND PRIORITY)	10
10.	SUBSCRIPTION RIGHTS OF SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS (THIRD PRIORITY)	11
11.	SUBSCRIPTION RIGHTS OF OTHER MEMBERS (FOURTH PRIORITY)	11
12.	COMMUNITY OFFERING	12
13.	SYNDICATED COMMUNITY OFFERING	12
14.	LIMITATION ON PURCHASES	13
15.	PAYMENT FOR SUBSCRIPTION SHARES	14
16.	MANNER OF EXERCISING SUBSCRIPTION RIGHTS THROUGH ORDER FORMS	15
17.	UNDELIVERED, DEFECTIVE OR LATE ORDER FORM; INSUFFICIENT PAYMENT	16
18.	RESIDENTS OF FOREIGN COUNTRIES AND CERTAIN STATES	17
19.	ESTABLISHMENT OF LIQUIDATION ACCOUNTS	17
20.	VOTING RIGHTS OF STOCKHOLDERS	19
21.	RESTRICTIONS ON RESALE OR SUBSEQUENT DISPOSITION	19
22.	REQUIREMENTS FOR STOCK PURCHASES BY DIRECTORS AND OFFICERS FOLLOWING THE CONVERSION	20
23.	MAINTENANCE OF DEPOSIT ACCOUNTS	20
24.	REGISTRATION AND MARKETING	20
25.	TAX RULINGS OR OPINIONS	21
26.	STOCK BENEFIT PLANS AND EMPLOYMENT AGREEMENTS	21
27.	RESTRICTIONS ON ACQUISITION OF BANK AND HOLDING COMPANY	21
28.	PAYMENT OF DIVIDENDS AND REPURCHASE OF STOCK	22
29.	ARTICLES OF INCORPORATION AND BYLAWS	23
30.	CONSUMMATION OF CONVERSION AND EFFECTIVE DATE	23
31.	EXPENSES OF CONVERSION	23
32.	AMENDMENT OR TERMINATION OF PLAN	23
33.	CONDITIONS TO CONVERSION	23
34.	INTERPRETATION	24

EXHIBIT A	AGREEMENT AND PLAN OF MERGER BETWEEN BANKS OF THE CHESAPEAKE, M.H.C. AND CBM BANCORP, INC.

EXHIBIT B	ARTICLES OF INCORPORATION OF CBM BANCORP, INC.

EXHIBIT C	BYLAWS OF CBM BANCORP, INC.

PLAN OF CONVERSION AND REORGANIZATION OF

BANKS OF THE CHESAPEAKE, M.H.C.

1.	INTRODUCTION

This Plan of Conversion and Reorganization (this “Plan”) provides for the conversion of Banks of the Chesapeake, M.H.C., a federal mutual holding company (the “Mutual Holding Company”), into the capital stock form of organization (the “Conversion”). The Mutual Holding Company currently owns 100% of the common stock of Chesapeake Bank of Maryland (the “Bank”), a federal stock savings bank that is headquartered in Baltimore, Maryland. A new stock holding company (the “Holding Company”) will be established as part of the Conversion, will succeed to all the rights and obligations of the Mutual Holding Company and will issue Common Stock in the Conversion. The purpose of the Conversion is to convert the Mutual Holding Company to the capital stock form of organization, which will provide the Bank and the Holding Company with additional capital to grow and to respond to changing regulatory and market conditions. The Conversion will also provide the Bank and the Holding Company greater flexibility to effect corporate transactions, including mergers, acquisitions and branch expansions. The Holding Company will offer and sell its Common Stock in the Offering upon the terms and conditions set forth herein. The subscription rights granted to Participants in the Subscription Offering are set forth in Sections 8 through 11 hereof. All sales of Common Stock in the Community Offering or the Syndicated Community Offering, or in any other manner permitted by the Federal Reserve, will be at the sole discretion of the Boards of Directors of the Mutual Holding Company and the Holding Company.

The Conversion will have no impact on depositors, borrowers or other customers of the Bank. After the Conversion, the Bank’s insured Deposit Accounts will continue to be insured by the FDIC to the extent provided by applicable law.

This Plan has been adopted by the Boards of Directors of the Mutual Holding Company and the Bank and will be approved by the Board of Directors of the Holding Company. This Plan also must be approved by a majority of the total number of outstanding votes entitled to be cast by Voting Members of the Mutual Holding Company at a Special Meeting of Members to be called for that purpose. Approval of this Plan by the Voting Members shall constitute approval of each of the transactions necessary to implement this Plan, including the Merger. The Federal Reserve must approve this Plan before it is presented to Voting Members for their approval.

2.	DEFINITIONS

For the purposes of this Plan, the following terms have the following meanings:

Account Holder – Any Person holding a Deposit Account in the Bank.

Acting in Concert – The term Acting in Concert means (i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A person or company that acts in concert with another person or company (“other party”) shall also be deemed to be acting in concert with any person or company that is also acting in concert with that other party, except that any Tax-Qualified Employee Stock Benefit Plan will not be deemed to be Acting in Concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated. The determination of whether a group is Acting in Concert shall be made solely by the Board of Directors of the Holding Company or Officers delegated such authority by such Board and may be based on any evidence upon which the Board or such delegatee chooses to rely, including, without limitation, joint account relationships or the fact that such Persons share a common address (whether or not related by blood or marriage) or have filed joint Schedules 13D or Schedules 13G with the SEC with respect to other companies. Directors of the Holding Company, the Bank and the Mutual Holding Company shall not be deemed to be Acting in Concert solely as a result of their membership on any such board or boards.

Affiliate – Any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with another Person.

Appraised Value Range – The range of the estimated consolidated pro forma market value of the Holding Company, which shall also be equal to the estimated pro forma market value of the total number of Subscription Shares to be issued in the Conversion, as determined by the Independent Appraiser prior to the Subscription Offering and as it may be amended from time to time thereafter. The maximum and minimum of the Appraised Value Range may vary as much as 15% above and 15% below, respectively, the midpoint of the Appraised Value Range. The maximum of the Appraisal Value Range may be adjusted by up to 15% subsequent to the commencement of the Subscription Offering to reflect changes in market or financial conditions or demand for the Common Stock.

Articles of Combination – The Articles of Combination filed with the Federal Reserve in connection with the consummation of the Merger.

Articles of Merger – The Articles of Merger and any similar documents filed with the Maryland Department in connection with the consummation of the Merger.

Associate – The term Associate when used to indicate a relationship with any Person, means (i) any corporation or organization (other than the Mutual Holding Company, Holding Company, the Bank or a majority-owned subsidiary of any such party) if the Person is a senior officer or partner or beneficially owns, directly or indirectly, 10% or more of any class of equity securities of the corporation or organization, (ii) any trust or other estate, if the Person has a substantial beneficial interest in the trust or estate or is a trustee or fiduciary of the trust or estate except that, for the purposes of this Plan relating to subscriptions in the Offering and the sale of Subscription Shares following the Conversion, a Person who has a substantial beneficial interest in any Non-Tax-Qualified Employee Stock Benefit Plan or any Tax-Qualified Employee Stock Benefit Plan, or who is a trustee or fiduciary of such plan, is not an Associate of such plan, and except that, for purposes of aggregating total shares that may be held by Officers and Directors, the term “Associate” does not include any Tax-Qualified Employee Stock Benefit Plan, and (iii) any Person who is related by blood or marriage to such Person and (A) who lives in the same home as such Person or (B) who is a Director or Officer of the Mutual Holding Company, the Bank or the Holding Company, or any of its parents or subsidiaries.

Bank – Chesapeake Bank of Maryland, Baltimore, Maryland, a federally chartered savings bank.

Bank Liquidation Account – The account established in the Bank representing the liquidation interests received by Eligible Account Holders and Supplemental Eligible Account Holders in connection with the Conversion, in accordance with Section 19 hereof.

Code – The Internal Revenue Code of 1986, as amended.

Common Stock – The common stock, par value $0.01 per share, to be issued and sold by the Holding Company. The Common Stock will not be insured by the FDIC.

Community – Baltimore County, the Maryland county in which the Bank has its home office, the City of Baltimore, Maryland and the Maryland counties of Anne Arundel, Carroll, Harford and Howard.

Community Offering – The offering for sale to certain members of the general public directly by the Holding Company of shares not subscribed for in the Subscription Offering. The Community Offering may occur concurrently with the Subscription Offering, any Syndicated Community Offering or both, or upon conclusion of the Subscription Offering.

Control (including the terms “controlling,” “controlled by,” and “under common control with”) – The direct or indirect power to direct or exercise a controlling influence over the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise as described in 12 C.F.R. Part 238.

Conversion – The conversion and reorganization of the Mutual Holding Company to stock form pursuant to this Plan, and all steps incident or necessary thereto, including the Offering.

Deposit Account – Any withdrawable account, including, without limitation, savings, time, demand, NOW accounts, money market, certificate and passbook accounts, provided that the term “Deposit Account” shall not include any escrow account maintained at the Bank.

Director – A member of the Board of Directors of the Bank, the Holding Company or the Mutual Holding Company, as appropriate in the context.

Eligible Account Holder – Any Person holding a Qualifying Deposit on the Eligibility Record Date for purposes of determining subscription rights and establishing subaccount balances in the Liquidation Account and the Bank Liquidation Account.

Eligibility Record Date – The date for determining Eligible Account Holders of the Bank, which is April 30, 2017.

Employees – All Persons who are employed by the Bank, the Holding Company or the Mutual Holding Company.

Employee Plans – Any one or more Tax-Qualified Employee Stock Benefit Plans of the Bank or the Holding Company, including any ESOP and 401(k) Plan.

ESOP – The Bank’s Employee Stock Ownership Plan and related trust.

FDIC – The Federal Deposit Insurance Corporation.

Federal Reserve – The Board of Governors of the Federal Reserve System.

Holding Company – CBM Bancorp, Inc., the Maryland corporation formed for the purpose of acquiring all of the shares of capital stock of the Bank in connection with the Conversion. Shares of Common Stock will be issued to Participants and others in the Offering.

Independent Appraiser – The independent appraiser retained by the Mutual Holding Company and the Bank to prepare an appraisal of the pro forma market value of the Subscription Shares.

Liquidation Account – The account established by the Holding Company representing the liquidation interests received by Eligible Account Holders and Supplemental Eligible Account Holders in connection with the Conversion in exchange for their interests in the Mutual Holding Company immediately prior to the Conversion, in accordance with Section 19 hereof.

Maryland Department – The Maryland State Department of Assessments and Taxation.

Member – Any Person or entity who qualifies as a member of the Mutual Holding Company pursuant to its charter and bylaws.

Merger – The merger of the Mutual Holding Company with and into the Holding Company, which shall occur immediately prior to completion of the Conversion, as set forth in this Plan.

Mutual Holding Company – Banks of the Chesapeake, M.H.C., the federal mutual holding company of the Bank.

Offering – The offering and issuance, pursuant to this Plan, of Common Stock in a Subscription Offering, Community Offering or Syndicated Community Offering, as the case may be.

Offering Range – The range of the number of shares of Common Stock offered for sale in the Offering. The Offering Range shall be equal to the Appraised Value Range divided by the Subscription Price. The maximum and minimum of the Offering Range may vary as much as 15% above and 15% below, respectively, the midpoint of the Offering Range.

Officer – The term Officer means the chairman of the board, president, vice president, treasurer, secretary, or comptroller of any company, or any other person who participates in its major policy decisions.

Order Form – Any form (together with any cover letter and acknowledgments) sent to any Participant or Person containing among other things a description of the alternatives available to such Person under this Plan and by which any such Person may make elections regarding subscriptions for Subscription Shares.

Other Member – Any person holding a Deposit Account on the Voting Record Date who is not an Eligible Account Holder or Supplemental Eligible Account Holder.

Participant – Any Eligible Account Holder, Employee Plan, Supplemental Eligible Account Holder, or Other Member, but does not include the Mutual Holding Company.

Person – An individual, a corporation, a partnership, an association, a joint-stock company, a limited liability company, a trust, an unincorporated organization, or a government or political subdivision of a government.

Plan – This Plan of Conversion and Reorganization of the Mutual Holding Company as it exists on the date hereof and as it may hereafter be amended in accordance with its terms.

Prospectus – The one or more documents used in offering the Subscription Shares.

Qualifying Deposit – The aggregate balance of all Deposit Accounts in the Bank of (i) an Eligible Account Holder at the close of business on the Eligibility Record Date, provided such aggregate balance is not less than $50, and (ii) a Supplemental Eligible Account Holder at the close of business on the Supplemental Eligibility Record Date, provided such aggregate balance is not less than $50.

Resident – Any Person who occupies a dwelling within the Community, has a present intent to remain within the Community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the Community together with an indication that such presence within the Community is something other than merely transitory in nature. To the extent the person is a corporation or other business entity, to be a Resident the principal place of business or headquarters of the corporation or business entity must be in the Community. To the extent a person is a personal benefit plan or trustee, the circumstances of the beneficiary shall apply with respect to this definition. In the case of all other benefit plans, the circumstances of the trustee shall be examined for purposes of this definition. The Mutual Holding Company and Holding Company may utilize deposit or loan records of the Bank or such other evidence provided to it to make a determination as to whether a person is a resident. In all cases, however, such a determination shall be at the sole discretion of the Mutual Holding Company and the Bank. A Participant must be a “Resident” for purposes of determining whether such person “resides” in the Community as such term is used in this Plan.

SEC – The United States Securities and Exchange Commission.

Special Meeting of Members – The special meeting of Voting Members, and any adjournments thereof, held to consider and vote upon this Plan.

Subscription Offering – The offering of Subscription Shares to Participants.

Subscription Price – The price per Subscription Share to be paid by Participants and others in the Offering. The Subscription Price will be $10.00 unless otherwise determined by the Board of Directors of the Holding Company and fixed prior to the commencement of the Subscription Offering.

Subscription Shares – Shares of Common Stock offered for sale in the Offering.

Supplemental Eligible Account Holder – Any Person, other than Directors and Officers of the Bank and the Mutual Holding Company and their Associates, holding a Qualifying Deposit on the Supplemental Eligibility Record Date, who is not an Eligible Account Holder.

Supplemental Eligibility Record Date – The date for determining Supplemental Eligible Account Holders, which shall be the last day of the calendar quarter preceding Federal Reserve approval of the application for conversion. The Supplemental Eligibility Record Date will only occur if the Federal Reserve has not approved the Conversion within 15 months after the Eligibility Record Date.

Syndicated Community Offering – The offering, at the sole discretion of the Holding Company, of Subscription Shares not subscribed for in the Subscription Offering and the Community Offering, to members of the general public through a syndicate of broker-dealers. The Syndicated Community Offering may occur concurrently with the Subscription Offering and any Community Offering.

Tax-Qualified Employee Stock Benefit Plan – Any defined benefit plan or defined contribution plan, such as an employee stock ownership plan, stock bonus plan, profit-sharing plan or other plan, that, with its related trust, meets the requirements to be “qualified” under Section 401 of the Code. A “Non-Tax-Qualified Employee Stock Benefit Plan” is any defined benefit plan or defined contribution plan that is not so qualified.

Voting Member – Any Person who at the close of business on the Voting Record Date is entitled to vote as a Member of the Mutual Holding Company pursuant to its charter and bylaws.

Voting Record Date – The date fixed by the Directors for determining eligibility to vote at the Special Meeting of Members.

3.	PROCEDURES FOR CONVERSION

A. After approval of this Plan by the Boards of Directors of the Mutual Holding Company, the Bank and the Holding Company, this Plan together with all other requisite material shall be submitted to the Federal Reserve for approval. Notice of the adoption of this Plan by the Board of Directors of the Mutual Holding Company will be published in a newspaper having general circulation in each community in which an office of the Bank is located, and copies of this Plan will be made available at each office of the Bank for inspection by depositors of the Bank. The Mutual Holding Company and the Holding Company also will publish all required notices related to the filing with the Federal Reserve of an application for conversion and holding company application in accordance with the provisions of this Plan, and as required by applicable regulation.

B. Following approval of this Plan by the Federal Reserve, this Plan will be submitted to a vote of the Voting Members at the Special Meeting of Members. The Mutual Holding Company will mail to all Voting Members, at their last known addresses appearing on the records of the Bank as of the Member Voting Record Date, a proxy statement in either long or summary form describing this Plan, which will be submitted to a vote of Voting Members at the Special Meeting of Members. The Holding Company also will mail to all Participants a Prospectus and Order Form for the purchase of Subscription Shares. Upon approval of this Plan by a majority of the total number of votes entitled to be cast by Voting Members, the Holding Company, the Mutual Holding Company and the Bank will take all other necessary steps pursuant to applicable laws and regulations to consummate the Conversion. The Conversion must be completed within 24 months of the approval of this Plan by Voting Members.

C. The Conversion will be effected as follows, or in any other manner that is consistent with the purposes of this Plan and applicable laws and regulations. The choice of which method to use to effect the Conversion will be made by the Board of Directors of the Mutual Holding Company and the Bank. Each of the steps set forth below shall be deemed to occur in such order as is necessary to consummate the Conversion pursuant to this Plan, the intent of the Board of Directors of the Mutual Holding Company and the Bank, and applicable federal and state regulations and policy. Approval of this Plan by Voting Members also shall constitute approval of each of the transactions necessary to implement this Plan.

(1)	The Mutual Holding Company will incorporate the Holding Company as a first-tier Maryland-chartered stock holding company subsidiary;

(2)	The Mutual Holding Company will merge with and into the Holding Company, with the Holding Company as the resulting entity (the “Merger”), pursuant to the Agreement and Plan of Merger attached hereto as Exhibit A, whereby the Mutual Holding Company will cease to exist and the Bank will become the wholly owned subsidiary of the Holding Company. As part of the Merger, the Eligible Account Holders and Supplemental Eligible Account Holders will automatically, without further action on the part of the Eligible Account Holders and Supplemental Eligible Account Holders, receive an interest in the Liquidation Account in exchange for their interest in the Mutual Holding Company.

(3)	Immediately after the Merger, the Holding Company will offer for sale the Subscription Shares in the Offering.

(4)	The Holding Company will contribute at least 50% of the net proceeds of the Offering to the Bank in constructive exchange for additional shares of common stock of the Bank and in exchange for the Bank Liquidation Account.

D. All assets, rights, interests, privileges, powers, franchises and property (real, personal and mixed) of the Mutual Holding Company shall be automatically transferred to and vested in the Holding Company by virtue of the Conversion without any deed or other document of transfer. The Holding Company, without any order or action on the part of any court or otherwise and without any documents of assumption or assignment, shall hold and enjoy all of the properties, franchises and interests, including appointments, powers, designations, nominations and all other rights and interests as the agent or other fiduciary in the same manner and to the same extent as such rights, franchises, and interests and powers were held or enjoyed by the Mutual Holding Company. The Holding Company shall be responsible for all of the liabilities, restrictions and duties of every kind and description of the Mutual Holding Company immediately prior to the Conversion, including liabilities for all debts, obligations and contracts of the Mutual Holding Company, matured or unmatured, whether accrued, absolute, contingent or otherwise and whether or not reflected or reserved against on balance sheets, books or accounts or records of the Mutual Holding Company.

E. The home office and branch offices of the Bank shall be unaffected by the Conversion. The executive offices of the Holding Company shall be located at the current executive offices of the Mutual Holding Company.

F. The Articles of Incorporation and Bylaws of the Holding Company shall read in the form of Exhibit B and Exhibit C, respectively.

4.	REGULATORY APPLICATIONS AND APPROVALS

The Boards of Directors of the Mutual Holding Company, the Holding Company and the Bank will take all necessary steps to convert the Mutual Holding Company to stock form, establish the Holding Company and complete the Offering. The Mutual Holding Company, the Bank and the Holding Company shall make timely applications to the Federal Reserve and filings with the SEC for any requisite regulatory approvals to complete the Conversion.

5.	SALE OF SUBSCRIPTION SHARES

The Subscription Shares will be offered simultaneously in the Subscription Offering to the Participants in the respective priorities set forth in this Plan. The Subscription Offering may begin as early as the mailing of the Proxy Statement for the Special Meeting of Members. The offer and sale of the Subscription Shares prior to the Special Meeting of Members, however, is subject to the approval of this Plan by the Voting Members. The Common Stock will not be insured by the FDIC. The Bank will not extend credit to any Person for the purpose of purchasing shares of Common Stock.

Any Subscription Shares for which subscriptions have not been received in the Subscription Offering may be offered and sold in the Community Offering, subject to the terms and conditions of this Plan. The Community Offering, if any, will involve an offering of unsubscribed shares directly to the general public, with a first preference given to those natural persons and trusts of natural persons residing in the Community. The Community Offering may begin concurrently with, or at any time during or after the Subscription Offering. The Community Offering must be completed within 45 days after completion of the Subscription Offering, unless extended by the Mutual Holding Company and the Holding Company with any required regulatory approval.

If feasible, any Subscription Shares remaining unsold after the Subscription Offering and any Community Offering may be offered for sale in a Syndicated Community Offering, or in any manner approved by the Federal Reserve that will achieve a widespread distribution of the Common Stock. The issuance and sale of Common Stock in any Subscription Offering and any Community Offering will be consummated simultaneously on the date the sale of Common Stock in any Syndicated Community Offering is consummated, and only if the required minimum number of shares of Common Stock will be issued and sold.

6.	PURCHASE PRICE AND NUMBER OF SUBSCRIPTION SHARES

The total number of Subscription Shares to be offered in the Conversion will be determined jointly by the Boards of Directors of the Mutual Holding Company and the Holding Company immediately prior to the commencement of the Subscription Offering, and will be based on the Appraised Value Range and the Subscription Price. The Offering Range will be equal to the Appraised Value Range divided by the Subscription Price. The estimated pro forma consolidated market value of the Holding Company will be subject to adjustment within the Appraised Value Range if necessitated by market or financial conditions, with the receipt of any required approvals of the Federal Reserve, and the maximum of the Appraised Value Range may be increased by up to 15% subsequent to the commencement of the Subscription Offering to reflect changes in market and financial conditions or demand for the Common Stock. The number of Subscription Shares issued in the Conversion will be equal to the estimated pro forma consolidated market value of the Holding Company, as may be amended, divided by the Subscription Price.

In the event that the Subscription Price multiplied by the number of Subscription Shares to be issued and sold in the Conversion is below the minimum of the Appraised Value Range, or materially above the maximum of the Appraised Value Range, a resolicitation of offerees may be required, provided that up to a 15% increase above the maximum of the Appraised Value Range will not be deemed material so as to require a resolicitation. Any such resolicitation shall be effected in such manner and within such time as the Holding Company and the Mutual Holding Company shall establish, if all required regulatory approvals are obtained.

Notwithstanding the foregoing, Subscription Shares will not be issued unless, prior to the consummation of the Conversion, the Independent Appraiser confirms to the Bank, the Mutual Holding Company, the Holding Company and the Federal Reserve, that, to the best knowledge of the Independent Appraiser, nothing of a material nature has occurred that, taking into account all relevant factors, would cause the Independent Appraiser to conclude that the number of Subscription Shares to be issued in the Conversion multiplied by the Subscription Price is incompatible with its estimate of the aggregate consolidated pro forma market value of the Holding Company. If such confirmation is not received, the Holding Company may cancel the Offering, extend the Offering and establish a new Subscription Price and/or Appraised Value Range, extend the Offering, hold a new Offering after canceling the Offering, or take such other action as the Federal Reserve may permit.

The Common Stock to be issued in the Offering shall be fully paid and non-assessable.

7.	RETENTION OF OFFERING PROCEEDS BY THE HOLDING COMPANY

The Holding Company may retain up to 50% of the net proceeds of the Offering. The Holding Company believes that the Offering proceeds will provide economic strength to the Holding Company and the Bank for the future in a highly competitive and regulated financial services environment, and would support the growth in the operations of the Holding Company and the Bank through increased lending, acquisitions of financial service organizations, continued diversification into other related businesses and other business and investment activities, including the possible payment of dividends and possible repurchases of the Common Stock as permitted by applicable federal and state regulations and policy.

8.	SUBSCRIPTION RIGHTS OF ELIGIBLE ACCOUNT HOLDERS (FIRST PRIORITY)

A. Each Eligible Account Holder shall have nontransferable subscription rights to subscribe for in the Subscription Offering up to the greater of $175,000 of Common Stock, 0.10% of the total number of shares of Common Stock issued in the Offering, or 15 times the product (rounded down to the next whole number) obtained by multiplying the number of Subscription Shares offered in the Offering by a fraction of which the numerator is the amount of the Eligible Account Holder’s Qualifying Deposit and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders, in each case on the Eligibility Record Date, subject to the purchase limitations specified in Section 14.

B. In the event that Eligible Account Holders exercise subscription rights for a number of Subscription Shares in excess of the total number of such shares eligible for subscription, the Subscription Shares shall be allocated among the subscribing Eligible Account Holders so as to permit each subscribing Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation of Subscription Shares equal to the lesser of 100 shares or the number of shares for which such Eligible Account Holder has subscribed. Any remaining shares will be allocated among the subscribing Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of the Qualifying Deposit of each Eligible Account Holder whose subscription remains unsatisfied bears to the total amount of the Qualifying Deposits of all Eligible Account Holders whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Eligible Account Holders whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated.

C. Subscription rights as Eligible Account Holders received by Directors and Officers and their Associates that are based on increased deposits during 12 months preceding the Eligibility Record Date shall be subordinated to the subscription rights of all other Eligible Account Holders, except as permitted by the Federal Reserve.

9.	SUBSCRIPTION RIGHTS OF EMPLOYEE PLANS (SECOND PRIORITY)

The Employee Plans shall have subscription rights to purchase in the aggregate up to 10% of the Subscription Shares issued in the Offering, subject to the availability of Subscription Shares, provided that the ESOP shall have the first priority to purchase any Subscription Shares to be issued as a result of an increase in the maximum of the Offering Range after commencement of the Subscription Offering and prior to completion of the Offering. Consistent with applicable laws and regulations and practices and policies, the Employee Plans may use funds contributed by the Holding Company or the Bank and/or borrowed from an independent financial institution or from the Holding Company to exercise such subscription rights, and the Holding Company and the Bank may make scheduled discretionary contributions thereto, provided that such contributions do not cause the Holding Company or the Bank to fail to meet any applicable regulatory capital requirements. Alternatively, subject to approval of the Federal Reserve, the Employee Plans may purchase all or a portion of such shares in the open market after the completion of the Conversion.

The Employee Plans shall not be deemed to be Associates or Affiliates of or Persons Acting in Concert with any Director or Officer of the Holding Company or the Bank.

10.	SUBSCRIPTION RIGHTS OF SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS (THIRD PRIORITY)

A. Each Supplemental Eligible Account Holder shall have nontransferable subscription rights to subscribe for in the Subscription Offering up to the greater of $175,000 of Common Stock, 0.10% of the total number of shares of Common Stock issued in the Offering, or 15 times the product (rounded down to the next whole number) obtained by multiplying the number of Subscription Shares offered in the Offering by a fraction of which the numerator is the amount of the Supplemental Eligible Account Holder’s Qualifying Deposit and the denominator is the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders, in each case on the Supplemental Eligibility Record Date, subject to the availability of sufficient shares after filling in full all subscription orders of the Eligible Account Holders and Employee Plans and subject to the purchase limitations specified in Section 14.

B. In the event that Supplemental Eligible Account Holders exercise subscription rights for a number of Subscription Shares in excess of the total number of such shares eligible for subscription following subscriptions by Eligible Account Holders and Employee Plans, Subscription Shares shall be allocated among the subscribing Supplemental Eligible Account Holders so as to permit each such subscribing Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Subscription Shares equal to the lesser of 100 shares or the number of shares for which each such Supplemental Eligible Account Holder has subscribed. Any remaining shares will be allocated among the subscribing Supplemental Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of the Qualifying Deposit of each such Supplemental Eligible Account Holder whose subscription remains unsatisfied bears to the total amount of the Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more Supplemental Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Supplemental Eligible Account Holders whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated.

11.	SUBSCRIPTION RIGHTS OF OTHER MEMBERS (FOURTH PRIORITY)

A. Each Other Member shall have nontransferable subscription rights to subscribe for in the Subscription Offering up to the greater of $175,000 of Common Stock or 0.10% of the total number of shares of Common Stock issued in the Offering, subject to the availability of sufficient shares after filling in full all subscription orders of Eligible Account Holders, Employee Plans and Supplemental Eligible Account Holders and subject to the purchase limitations specified in Section 14.

B. In the event that Other Members exercise subscription rights for a number of Subscription Shares that is in excess of the total number of such shares available for subscription following subscriptions by Eligible Account Holders, Employee Plans and Supplemental Eligible Account Holders, Subscription Shares will be allocated among Other Members so as to permit each such subscribing Other Member, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Subscription Shares equal to the lesser of 100 shares or the number of shares for which each such Other Member has subscribed. Any remaining shares will be allocated among the subscribing Other Members whose subscriptions remain unsatisfied in the proportion that the amount of the subscription of each such Other Member bears to the total amount of the subscriptions of all Other Members whose subscriptions remain unsatisfied, provided that no fractional shares shall be issued.

12.	COMMUNITY OFFERING

If subscriptions are not received for all Subscription Shares offered for sale in the Subscription Offering, shares for which subscriptions have not been received may be offered for sale in the Community Offering through a direct community marketing program which may use a broker, dealer, consultant or investment banking firm experienced and expert in the sale of savings institutions securities. Such entities may be compensated on a fixed fee basis or on a commission basis, or a combination thereof. In the event orders for Common Stock in the Community Offering exceed the number of shares available for sale, shares shall be allocated (to the extent shares remain available) first to cover orders of natural persons and trusts of natural persons residing in the Community, and thereafter to cover orders of other members of the general public. In the event orders for Common Stock exceed the number of shares available for sale in a category pursuant to the purchase priorities described above, shares will be allocated within the category so that each member of that category will receive the lesser of 100 shares or the amount ordered, and thereafter remaining shares will be allocated on an equal number of shares basis per order. In connection with the allocation, orders received for Common Stock in the Community Offering will first be filled up to a maximum of two percent (2%) of the shares sold in the Offering, and thereafter any remaining shares will be allocated on an equal number of shares per order basis. The Mutual Holding Company and the Holding Company shall use their best efforts consistent with this Plan to distribute Common Stock sold in the Community Offering in such a manner as to promote the widest distribution practicable of such stock. The Holding Company reserves the right to reject any or all orders, in whole or in part, that are received in the Community Offering. Any Person may purchase up to $175,0000 of Common Stock in the Community Offering, subject to the purchase limitations specified in Section 14.

13.	SYNDICATED COMMUNITY OFFERING

If feasible, the Board of Directors may decide to offer Subscription Shares not sold in the Subscription Offering or the Community Offering, if any, in a Syndicated Community Offering using a broker, dealer, consultant or investment banking firm experienced and expert in the sale of savings institutions securities. Such entities may be compensated on a fixed fee basis or on a commission basis, or a combination thereof. The Syndicated Community Offering shall be subject to such terms, conditions and procedures as may be determined by the Mutual Holding Company or the Holding Company, in a manner that will achieve the widest distribution of the Common Stock, subject to the right of the Holding Company to accept or reject in whole or in part any subscriptions in the Syndicated Community Offering. In the Syndicated Community Offering, any Person may purchase up to $175,000 of Common Stock, subject to the purchase limitations specified in Section 14. In addition, unless otherwise approved or permitted by the Federal Reserve, orders received for Common Stock in a Syndicated Community Offering will first be filled up to a maximum of two percent (2%) of the shares sold in the Offering, and thereafter any remaining shares will be allocated on an equal number of shares per order basis.

Provided that the Subscription Offering has begun, the Holding Company may commence the Syndicated Community Offering at any time. The Holding Company reserves the right to reject any or all orders, in whole or in part, that are received in the Syndicated Community Offering.

If for any reason a Syndicated Community Offering of shares of Common Stock not sold in the Subscription Offering or any Community Offering cannot be effected, or in the event that any insignificant residue of shares of Common Stock is not sold in the Subscription Offering or Community Offering or in the Syndicated Community Offering, the Holding Company will use its best efforts to make other arrangements for the disposition of unsubscribed shares aggregating at least the minimum of the Offering Range. Such other purchase arrangements will be subject to receipt of any required approval of the Federal Reserve.

14.	LIMITATION ON PURCHASES

The following limitations shall apply to all purchases and issuances of Subscription Shares:

A. The maximum Purchase of Subscription Shares that may be subscribed for and purchased in all categories in the Offering by any Person or Participant, together with any Associate or group of Persons Acting in Concert, is $175,000, except that the Employee Plans may subscribe for up to 10% of the Subscription Shares issued and sold in the Offering (including shares issued in the event of an increase in the maximum of the Offering Range of 15%).

B. The maximum number of Subscription Shares that may be issued and purchased in all categories of the Offering by Officers and Directors and their Associates in the aggregate shall not exceed 32% of the Subscription Shares issued and sold in the Offering.

C. A minimum of 25 Subscription Shares must be purchased by each Person or Participant purchasing shares in the Offering to the extent those shares are available; provided, however, that in the event that the minimum number of Subscription Shares purchased times the price per share exceeds $500, then such minimum purchase requirement shall be reduced to such number of shares that, when multiplied by the price per share, shall not exceed $500.

D. If the number of Subscription Shares otherwise allocable pursuant to Sections 8 through 13, inclusive, to any Person or that Person’s Associates would be in excess of the maximum number of shares permitted as set forth above, the number of Subscription Shares allocated to each such person shall be reduced to the lowest limitation applicable to that Person, and then the number of shares allocated to each group consisting of a Person and that Person’s Associates shall be reduced so that the aggregate allocation to that Person and his or her Associates complies with the above limits.

Depending upon market or financial conditions, the Boards of Directors of the Holding Company and the Mutual Holding Company, with the receipt of any required approvals of the Federal Reserve and without further approval of Voting Members, may decrease or increase the purchase limitations in this Plan; provided that the maximum purchase limitations may not be increased to a percentage in excess of 5% of the shares issued in the Offering except as provided below. If the Mutual Holding Company and the Holding Company increase the maximum purchase limitations, the Mutual Holding Company and the Holding Company are only required to resolicit Participants who subscribed for the maximum purchase amount in the Subscription Offering and who indicated a desire to be resolicited on the Order Form and may, in the sole discretion of the Mutual Holding Company or the Holding Company, resolicit certain other large purchasers. In the event of such a resolicitation, the Mutual Holding Company and the Holding Company shall have the right, in their sole discretion, to require such persons to supply immediately available funds for the purchase of additional shares of Common Stock. Such persons will be prohibited from paying with a personal check, but the Mutual Holding Company and the Holding Company may allow payment by wire transfer. In the event that the maximum purchase limitation is increased to 5% of the shares of Common Stock issued in the Offering, such limitation may be further increased to 9.99%; provided that orders for Common Stock exceeding 5% of the shares of Common Stock issued in the Offering shall not exceed in the aggregate 10% of the total shares of Common Stock issued in the Offering. Requests to purchase additional Subscription Shares in the event that the purchase limitation is so increased will be determined by the Board of Directors of the Holding Company in its sole discretion.

In the event of an increase in the total number of Subscription Shares offered in the Offering due to an increase in the maximum of the Offering Range of up to 15% (the “Adjusted Maximum”), the additional Subscription Shares may be used to fill the Employee Plans’ orders before all other orders and then will be allocated in accordance with the priorities set forth in this Plan.

For purposes of this Section 14, (i) Directors, Officers and employees of the Bank, the Mutual Holding Company and the Holding Company or any of their subsidiaries shall not be deemed to be Associates or a group affiliated with each other or otherwise Acting in Concert solely as a result of their capacities as such, (ii) shares purchased by Tax-Qualified Employee Stock Benefit Plans shall not be attributable to the individual trustees or beneficiaries of any such plan for purposes of determining compliance with the limitations set forth in paragraphs A. and B. of this Section 14, and (iii) shares purchased by a Tax-Qualified Employee Stock Benefit Plan pursuant to instructions of an individual in an account in such plan in which the individual has the right to direct the investment, including any plan of the Bank qualified under Section 401(k) of the Code, shall be aggregated and included in that individual’s purchases and not attributed to the Tax-Qualified Employee Stock Benefit Plan.

Each Person purchasing Subscription Shares in the Offering shall be deemed to confirm that such purchase does not conflict with the above purchase limitations contained in this Plan.

15.	PAYMENT FOR SUBSCRIPTION SHARES

All payments for Subscription Shares subscribed for in the Subscription Offering and the Community Offering must be delivered in full to the Bank or Holding Company, together with a properly completed and executed Order Form, on or prior to the expiration date of the Offering; provided, however, that if the Employee Plans subscribe for shares in the Subscription Offering, such plans will not be required to pay for the shares at the time they subscribe but rather may pay for such Subscription Shares subscribed for by such plans at the Subscription Price upon consummation of the Conversion. Subscription funds will be held in a segregated account at the Bank.

Except as set forth in Section 14 above, payment for Subscription Shares subscribed for shall be made by personal check, money order or bank draft. Alternatively, subscribers in the Subscription and Community Offerings may pay for the shares for which they have subscribed by authorizing the Bank on the Order Form to make a withdrawal from the designated types of Deposit Accounts at the Bank in an amount equal to the aggregate Subscription Price of such shares. Such authorized withdrawal shall be without penalty as to premature withdrawal. If the authorized withdrawal is from a certificate account, and the remaining balance does not meet the applicable minimum balance requirement, the certificate shall be canceled at the time of withdrawal, without penalty, and the remaining balance will earn interest at the passbook rate. Funds for which a withdrawal is authorized will remain in the subscriber’s Deposit Account but may not be used by the subscriber during the Offering. Thereafter, the withdrawal will be given effect only to the extent necessary to satisfy the subscription (to the extent it can be filled) at the Subscription Price per share. Interest will continue to be earned on any amounts authorized for withdrawal until such withdrawal is given effect. Interest on funds received by check, draft or money order will be paid by the Bank at not less than the passbook rate. Such interest will be paid from the date payment is processed by the Bank until consummation or termination of the Offering. If for any reason the Offering is not consummated, all payments made by subscribers in the Subscription and Community Offerings will be refunded to them, with interest. In case of amounts authorized for withdrawal from Deposit Accounts, refunds will be made by canceling the authorization for withdrawal. The Bank is prohibited by regulation from knowingly making any loans or granting any lines of credit for the purchase of stock in the Offering, and therefore will not do so.

16.	MANNER OF EXERCISING SUBSCRIPTION RIGHTS THROUGH ORDER FORMS

As soon as practicable after the registration statement prepared by the Holding Company has been declared effective by the SEC and the stock offering materials have been approved by the Federal Reserve, Order Forms will be distributed to the Eligible Account Holders, Employee Plans, Supplemental Eligible Account Holders and Other Members at their last known addresses appearing on the records of the Bank for the purpose of subscribing for shares of Common Stock in the Subscription Offering and will be made available for use by those Persons to whom a Prospectus is delivered.

Each Order Form will be preceded or accompanied by a Prospectus describing the Holding Company, the Mutual Holding Company, the Bank, the Common Stock and the Offering. Each Order Form will contain, among other things, the following:

A. A specified date by which all Order Forms must be received by the Holding Company, which date shall be not less than 20 days, nor more than 45 days, following the date on which the Order Forms are first mailed to Participants by the Mutual Holding Company or the Holding Company, and which date will constitute the termination of the Subscription Offering unless extended;

B. The Subscription Price per share for shares of Common Stock to be sold in the Offering;

C. A description of the minimum and maximum number of Subscription Shares that may be subscribed for pursuant to the exercise of subscription rights or otherwise purchased in the Subscription and Community Offering;

D. Instructions as to how the recipient of the Order Form is to indicate thereon the number of Subscription Shares for which such Person elects to subscribe and the available alternative methods of payment therefor;

E. An acknowledgment that the recipient of the Order Form has received a final copy of the Prospectus prior to execution of the Order Form;

F. A statement to the effect that all subscription rights are nontransferable, will be void at the end of the Subscription Offering, and can only be exercised by delivering to the Holding Company or its agent within the subscription period such properly completed and executed Order Form, together with payment in the full amount of the aggregate purchase price as specified in the Order Form for the shares of Common Stock for which the recipient elects to subscribe in the Subscription Offering (or by authorizing on the Order Form that the Bank withdraw said amount from the subscriber’s Deposit Account at the Bank); and

G. A statement to the effect that the executed Order Form, once received by the Mutual Holding Company or Holding Company, may not be modified or amended by the subscriber without the consent of the Holding Company.

Notwithstanding the above, the Mutual Holding Company and the Holding Company reserve the right in their sole discretion to accept or reject orders received on photocopied or facsimilied order forms.

17.	UNDELIVERED, DEFECTIVE OR LATE ORDER FORM; INSUFFICIENT PAYMENT

In the event Order Forms (a) are not delivered or are not timely delivered by the United States Postal Service, (b) are not received back by the Holding Company or are received by the Holding Company after the expiration date specified thereon, (c) are defectively filled out or executed, (d) are not accompanied by the full required payment for the shares of Common Stock subscribed for (including cases in which deposit accounts from which withdrawals are authorized are insufficient to cover the amount of the required payment), or (e) are not mailed pursuant to a “no mail” order placed in effect by the account holder, the subscription rights of the Participant to whom such rights have been granted will lapse as though such Participant failed to return the completed Order Form within the time period specified thereon; provided, however, that the Holding Company may, but will not be required to, waive any immaterial irregularity on any Order Form or require the submission of corrected Order Forms or the remittance of full payment for subscribed shares by such date as the Mutual Holding Company or the Holding Company may specify. The interpretation of the Mutual Holding Company or the Holding Company of terms and conditions of this Plan and of the Order Forms will be final, subject to the authority of the Federal Reserve.

18.	RESIDENTS OF FOREIGN COUNTRIES AND CERTAIN STATES

The Holding Company will make reasonable efforts to comply with the securities laws of all States in the United States in which Persons entitled to subscribe for shares of Common Stock pursuant to this Plan reside. However, no such Person will be issued subscription rights or be permitted to purchase shares of Common Stock in the Subscription Offering if such Person resides in a foreign country, or if such Person resides in a State of the United States with respect to which any of the following apply: (A) a small number of Persons otherwise eligible to subscribe for shares under this Plan reside in such state; (B) the issuance of subscription rights or the offer or sale of shares of Common Stock to such Persons would require the Holding Company under the securities laws of such state, to register as a broker, dealer, salesman or agent or to register or otherwise qualify its securities for sale in such state; or (C) such registration or qualification would be impracticable for reasons of cost or otherwise.

19.	ESTABLISHMENT OF LIQUIDATION ACCOUNTS

A Liquidation Account shall be established by the Holding Company at the time of the Conversion in an amount equal to the Mutual Holding Company’s total stockholders’ equity as reflected in the latest statement of financial condition contained in the final Prospectus used in the Conversion, plus the value of the net assets of the Mutual Holding Company as reflected in the latest statement of financial condition of the Mutual Holding Company prior to the effective date of the Conversion. Following the Conversion, the Liquidation Account will be maintained for the benefit of the Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their Deposit Accounts at the Bank. Each Eligible Account Holder and Supplemental Eligible Account Holder shall, with respect to his or her Deposit Account, hold a related inchoate interest in a portion of the Liquidation Account balance in relation to his or her Deposit Account balance at the Eligibility Record Date or Supplemental Eligibility Record Date, respectively, or to such balance as it may be subsequently reduced, as hereinafter provided. The Holding Company shall cause the Bank to establish and maintain the Bank Liquidation Account for the Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their Deposit Accounts at the Bank.

In the unlikely event of a complete liquidation of (i) the Bank or (ii) the Bank and the Holding Company (and only in such event), following all liquidation payments to creditors (including those to Account Holders to the extent of their Deposit Accounts) each Eligible Account Holder and Supplemental Eligible Account Holder shall be entitled to receive a liquidating distribution from the Liquidation Account, in the amount of the then adjusted subaccount balance for such Eligible Account Holder’s or Supplemental Eligible Account Holder’s Deposit Account, before any liquidation distribution may be made to any holders of the Holding Company’s capital stock. A merger, consolidation or similar combination with another depository institution or holding company thereof, in which the Holding Company and/or the Bank is not the surviving entity, shall not be deemed to be a complete liquidation for this purpose. In such transactions, the Liquidation Account shall be assumed by the surviving holding company or institution.

In the unlikely event of a complete liquidation of either (i) the Bank or (ii) the Bank and the Holding Company (and only in such event) following all liquidation payments to creditors of the Bank (including those to Account Holders to the extent of their Deposit Accounts), at a time when the Bank has a positive net worth and the Holding Company does not have sufficient assets (other than the stock of the Bank) at the time of liquidation to fund the obligations under the Liquidation Account, the Bank, with respect to the Bank Liquidation Account, shall immediately pay directly to each Eligible Account Holder and Supplemental Eligible Account Holder an amount necessary to fund the Holding Company’s remaining obligations under the Liquidation Account, before any liquidation distribution may be made to any holders of the Bank’s capital stock and without making such amount subject to the Holding Company’s creditors. Each Eligible Account Holder and Supplemental Eligible Account Holder shall be entitled to receive a distribution from the Bank Liquidation Account, in the amount of the then adjusted subaccount balance for his or her Deposit Account then held, before any distribution may be made to any holders of the Holding Company’s or the Bank’s capital stock.

In the event of a complete liquidation of the Holding Company where the Bank is not also completely liquidating, or in the event of a sale or other disposition of the Holding Company apart from the Bank, each Eligible Account Holder and Supplemental Eligible Account Holder shall be treated as surrendering such Person’s rights to the Liquidation Account and receiving from the Holding Company an equivalent interest in the Bank Liquidation Account. Each such holder’s interest in the Bank Liquidation Account shall be subject to the same rights and terms as if the Bank Liquidation Account were the Liquidation Account (except that the Holding Company shall cease to exist).

The initial subaccount balance for a Deposit Account held by an Eligible Account Holder and Supplemental Eligible Account Holder shall be determined by multiplying the opening balance in the Liquidation Account by a fraction, the numerator of which is the amount of the Qualifying Deposits of such Eligible Account Holder or Supplemental Eligible Account Holder and the denominator of which is the total amount of all Qualifying Deposits of all Eligible Account Holders and Supplemental Account Holders. For Deposit Accounts in existence at both the Eligibility Record Date and the Supplemental Eligibility Record Date, separate initial subaccount balances shall be determined on the basis of the Qualifying Deposits in such Deposit Account on each such record date. Such initial subaccount balance shall not be increased, but shall be subject to downward adjustment as described below.

If, at the close of business on any fiscal year end closing date, commencing on or after the effective date of the Conversion, the deposit balance in the Deposit Account of an Eligible Account Holder or Supplemental Eligible Account Holder is less than the lesser of (i) the balance in the Deposit Account at the close of business on any other annual closing date subsequent to the Eligibility Record Date or Supplemental Eligibility Record Date, or (ii) the amount of the Qualifying Deposit in such Deposit Account as of the Eligibility Record Date or Supplemental Eligibility Record Date, then the subaccount balance for such Deposit Account shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in such deposit balance. In the event of such downward adjustment, the subaccount balance shall not be subsequently increased, notwithstanding any subsequent increase in the deposit balance of the related Deposit Account. If any such Deposit Account is closed, the related subaccount shall be reduced to zero.

The creation and maintenance of the Liquidation Account and the Bank Liquidation Account shall not operate to restrict the use or application of any of the equity accounts of the Holding Company or the Bank, except that neither the Holding Company nor the Bank shall declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect thereof would cause its equity to be reduced below: (i) the amount required for the Liquidation Account or the Bank Liquidation Account, as applicable; or (ii) the regulatory capital requirements of the Holding Company (to the extent applicable) or the Bank. Neither the Holding Company nor the Bank shall be required to set aside funds in connection with its obligations hereunder relating to the Liquidation Account and the Bank Liquidation Account, respectively. Eligible Account Holders and Supplemental Eligible Account Holders do not retain any voting rights in either the Holding Company or the Bank based on their interests in the Liquidation Account or the Bank Liquidation Account.

The amount of the Bank Liquidation Account shall equal at all times the amount of the Liquidation Account, and the Bank Liquidation Account shall be reduced by the same amount and upon the same terms as any reduction in the Liquidation Account. In no event will any Eligible Account Holder or Supplemental Eligible Account Holder be entitled to a distribution that exceeds such holder’s subaccount balance in the Liquidation Account.

For the three-year period following the completion of the Conversion, the Holding Company will not, without prior Federal Reserve approval: (i) sell or liquidate the Holding Company, or (ii) cause the Bank to be sold or liquidated. Upon the written request of the Federal Reserve the Holding Company shall, or upon the prior written approval of the Federal Reserve the Holding Company may, at any time after two years following the completion of the Conversion, transfer the Liquidation Account to the Bank, at which time the Liquidation Account shall be assumed by the Bank and the interests of Eligible Account Holders and Supplemental Eligible Account Holders will be solely and exclusively established in the Bank Liquidation Account. In the event such transfer occurs, the Holding Company shall be deemed to have transferred the Liquidation Account to the Bank and such Liquidation Account shall be subsumed into the Bank Liquidation Account and shall not be subject in any manner or amount to the claims of the Holding Company’s creditors. Approval of this Plan by the Voting Members shall constitute approval of the transactions described therein.

20.	VOTING RIGHTS OF STOCKHOLDERS

Following consummation of the Conversion, the holders of the voting capital stock of the Holding Company shall have the exclusive voting rights with respect to the Holding Company.

21.	RESTRICTIONS ON RESALE OR SUBSEQUENT DISPOSITION

A. All Subscription Shares purchased by Directors or Officers of the Mutual Holding Company, the Holding Company or the Bank in the Offering shall be subject to the restriction that, except as provided in this section or as may be approved by the Federal Reserve, no interest in such shares may be sold or otherwise disposed of for value for a period of one year following the date of purchase in the Offering.

B. The restriction on disposition of Subscription Shares set forth above in this section shall not apply to the following:

(1)	Any exchange of such shares in connection with a merger or acquisition involving the Bank or the Holding Company, as the case may be, that has been approved by the appropriate federal regulatory agency; and

(2)	Any disposition of such shares following the death of the person to whom such shares were initially sold under the terms of this Plan.

C. With respect to all Subscription Shares subject to restrictions on resale or subsequent disposition, each of the following provisions shall apply:

(1)	Each certificate representing shares restricted by this section shall bear a legend giving notice of the restriction;

(2)	Instructions shall be issued to the stock transfer agent for the Holding Company not to recognize or effect any transfer of any certificate or record of ownership of any such shares in violation of the restriction on transfer; and

(3)	Any shares of capital stock of the Holding Company issued with respect to a stock dividend, stock split, or otherwise with respect to ownership of outstanding Subscription Shares subject to the restriction on transfer hereunder shall be subject to the same restriction as is applicable to such Subscription Shares.

22.	REQUIREMENTS FOR STOCK PURCHASES BY DIRECTORS AND OFFICERS FOLLOWING THE CONVERSION

For a period of three years following the Conversion, no Officer, Director or their Associates shall purchase, without the prior written approval of the Federal Reserve, any outstanding shares of Common Stock except from a broker-dealer registered with the SEC. This provision shall not apply to negotiated transactions involving more than 1% of the outstanding shares of Common Stock, the exercise of any options pursuant to a stock option plan or purchases of Common Stock made by or held by any Tax-Qualified Employee Stock Benefit Plan or Non-Tax-Qualified Employee Stock Benefit Plan of the Bank or the Holding Company (including the Employee Plans) that may be attributable to any Officer or Director. As used herein, the term “negotiated transaction” means a transaction in which the securities are offered and the terms and arrangements relating to any sale are arrived at through direct communications between the seller or any person acting on its behalf and the purchaser or his or her investment representative. The term “investment representative” shall mean a professional investment advisor acting as agent for the purchaser and independent of the seller and not acting on behalf of the seller in connection with the transaction.

23.	MAINTENANCE OF DEPOSIT ACCOUNTS

Each person holding a Deposit Account at the Bank at the time of Conversion shall retain an identical Deposit Account at the Bank following Conversion in the same amount and subject to the same terms and conditions (except as to voting and liquidation rights) applicable to such Deposit Account in the Bank immediately prior to completion of the Conversion.

24.	REGISTRATION AND MARKETING

Within the time period required by applicable laws and regulations, the Holding Company will register the securities issued in connection with the Conversion pursuant to the Securities Exchange Act of 1934 and will not deregister such securities for a period of at least three years thereafter, except that the requirement to maintain the registration of such securities for three years may be fulfilled by any successor to the Holding Company. In addition, the Holding Company will use its best efforts to encourage and assist a market-maker to establish and maintain a market for the Common Stock and to list those securities on a national or regional securities exchange unless otherwise permitted by the Federal Reserve.

25.	TAX RULINGS OR OPINIONS

Consummation of the Conversion is expressly conditioned upon prior receipt by the Mutual Holding Company, the Holding Company and the Bank of either a ruling, an opinion of counsel or a letter of advice from their tax advisor regarding the federal and state income tax consequences of the Conversion to the Mutual Holding Company, the Holding Company, the Bank and the Account Holders and Voting Members receiving subscription rights in the Conversion.

26.	STOCK BENEFIT PLANS AND EMPLOYMENT AGREEMENTS

A. The Holding Company and the Bank are authorized to adopt Tax-Qualified Employee Stock Benefit Plans in connection with the Offering, including without limitation, an ESOP. Any such Tax-Qualified Employee Stock Benefit Plans may purchase shares of Common Stock in the Offering, to the extent permitted by the terms of such benefit plans and this Plan.

B. The Holding Company and Bank are authorized to enter into employment agreements and change in control agreements with their executive officers.

C. The Holding Company and the Bank are authorized to adopt stock option plans, restricted stock award plans and other Non-Tax-Qualified Employee Stock Benefit Plans, provided that such plans conform to any applicable regulations. The Holding Company and the Bank intend to implement a stock option plan and a restricted stock award plan no earlier than six months after completion of the Conversion. Shareholder approval of these plans will be required. If adopted within 12 months following the completion of the Conversion, the stock option plan will reserve a number of shares equal to up to 10% of the shares sold in the Offering and the stock award plan will reserve a number of shares equal to up to 4% of the shares sold in the Offering for awards to employees and directors at no cost to the recipients (unless the Bank’s tangible capital is less than 10% upon completion of the Offering in which case the stock award plan will reserve a number of shares equal to up to 3% of the shares sold in the Offering). (Non-Tax-Qualified Employee Stock Benefit Plans implemented more than one year following the completion of the Conversion are not subject to the restrictions set forth in the preceding sentence.) Shares for such plans may be issued from authorized but unissued shares, treasury shares or repurchased shares.

27.	RESTRICTIONS ON ACQUISITION OF BANK AND HOLDING COMPANY

A. (1) The charter of the Bank may contain a provision stipulating that no person, except the Holding Company, for a period of five years following the closing date of the Conversion, may directly or indirectly acquire or offer to acquire the beneficial ownership of more than 10% of any class of an equity security of the Bank, without the prior written approval of the Federal Reserve. In addition, such charter shall also provide that, for a period of five years following the closing date of the Conversion, shares beneficially owned in violation of the above-described charter provision shall not be entitled to vote and shall not be voted by any person or counted as voting stock in connection with any matter submitted to shareholders for a vote. In addition, special meetings of the shareholders relating to changes in control or amendment of the charter may only be called by the Board of Directors, and shareholders shall not be permitted to cumulate their votes for the election of Directors.

(2) For a period of three years from the date of consummation of the Conversion, no person, other than the Holding Company, may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of an equity security of the Bank without the prior written consent of the Federal Reserve. Nothing in this Plan shall prohibit the Holding Company from taking actions permitted under 12 C.F.R. § 239.63(f).

B. The Articles of Incorporation of the Holding Company may contain a provision stipulating that in no event shall any record owner of any outstanding shares of Common Stock who beneficially owns in excess of 10% of the then-outstanding shares of Common Stock be entitled or permitted to any vote with respect to any shares held in excess of 10% of the Holding Company’s outstanding shares. In addition, the Articles of Incorporation and Bylaws of the Holding Company may contain provisions that provide for, or prohibit, as the case may be, staggered terms of the directors, qualifications for directors, noncumulative voting for directors, limitations on the calling of special meetings, a fair price provision for certain business combinations and certain notice requirements.

C. For the purposes of this section:

(1)	The term “person includes an individual, a firm, a corporation or other entity;

(2)	The term “offer” includes every offer to buy or acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value;

(3)	The term “acquire” includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise; and

(4)	The term “security” includes non-transferable subscription rights issued pursuant to a plan of conversion as well as a “security” as defined in 15 U.S.C. § 77b(a)1.

28.	PAYMENT OF DIVIDENDS AND REPURCHASE OF STOCK

A. The Holding Company shall comply with any applicable law or regulation in the repurchase of any shares of its capital stock following consummation of the Conversion. The Holding Company shall not declare or pay a cash dividend on, or repurchase any of, its capital stock, if such dividend or repurchase would reduce its capital below the amount then required for the Liquidation Account.

B. The Bank shall not declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect thereof would cause its regulatory capital to be reduced below its applicable regulatory capital requirements.

29.	ARTICLES OF INCORPORATION AND BYLAWS

By voting to approve this Plan, Voting Members will be voting to adopt the Articles of Incorporation and Bylaws for the Holding Company, attached as Exhibits B and C, respectively, to this Plan.

30.	CONSUMMATION OF CONVERSION AND EFFECTIVE DATE

The effective date of the Conversion shall be the date upon which the Articles of Combination shall be filed with the Federal Reserve and the Articles of Merger shall be filed with the Maryland Department. The Articles of Combination and the Articles of Merger shall be filed after all requisite regulatory and Voting Member approvals have been obtained, all applicable waiting periods have expired, and sufficient subscriptions and orders for Subscription Shares have been received. The closing of the sale of all shares of Common Stock sold in the Offering shall occur simultaneously on such effective date.

31.	EXPENSES OF CONVERSION

The Mutual Holding Company, the Bank and the Holding Company may retain and pay for the services of legal, financial and other advisors to assist in connection with any or all aspects of the Conversion, including the Offering, and such parties shall use their best efforts to assure that such expenses are reasonable.

32.	AMENDMENT OR TERMINATION OF PLAN

If deemed necessary or desirable, this Plan may be substantively amended as a result of comments from the Federal Reserve or otherwise at any time prior to the meetings of Voting Members to vote on this Plan by the Board of Directors of the Mutual Holding Company, and at any time thereafter by the Board of Directors of the Mutual Holding Company with the concurrence of the Federal Reserve. Any amendment to this Plan made after approval by Voting Members with the approval of the Federal Reserve shall not require further approval by Voting Members unless otherwise required by the Federal Reserve. The Board of Directors of the Mutual Holding Company may terminate this Plan at any time prior to the Special Meeting of Members to vote on this Plan, and at any time thereafter with the concurrence of the Federal Reserve.

By adopting this Plan, the Voting Members of the Mutual Holding Company authorize the Board of Directors of the Mutual Holding Company to amend or terminate this Plan under the circumstances set forth in this section.

33.	CONDITIONS TO CONVERSION

Consummation of the Conversion pursuant to this Plan is expressly conditioned upon the following:

A. Prior receipt by the Mutual Holding Company and the Bank of rulings of the United States Internal Revenue Service and the state taxing authorities, or opinions of counsel or tax advisers as described in Section 25 hereof;

B. The issuance of the Subscription Shares offered in the Conversion; and

C. The completion of the Conversion within the time period specified in Section 3 of this Plan.

34.	INTERPRETATION

All interpretations of this Plan and application of its provisions to particular circumstances by a majority of the Board of Directors of the Mutual Holding Company shall be final, subject to the authority of the Federal Reserve.

Adopted: May 23, 2018.

EXHIBIT A

AGREEMENT AND PLAN OF MERGER

BETWEEN

BANKS OF THE CHESAPEAKE, M.H.C.

AND

CBM BANCORP, INC.

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger, dated as of                 , 2018 (this “Agreement”) is made by and between Banks of the Chesapeake, M.H.C., a federally chartered mutual holding company (the “Mutual Holding Company”), and CBM Bancorp, Inc., a Maryland corporation (the “Holding Company” or the “Surviving Corporation”) (collectively, the “Constituent Corporations”).

WITNESSETH:

WHEREAS, the Mutual Holding Company and Chesapeake Bank of Maryland, a federal savings bank (the “Bank”), have adopted a Plan of Conversion and Reorganization (the “Plan of Conversion”) pursuant to which: (i) the Mutual Holding Company will merge with and into the Holding Company, with the Holding Company as the surviving entity (the “Merger”); (ii) the Holding Company will offer shares of its common stock in the manner set forth in the Plan of Conversion; and (iii) certain members of the Mutual Holding Company will receive an interest in a liquidation account to be established by the Holding Company in exchange for their ownership interests in the Mutual Holding Company; and

WHEREAS, the Constituent Corporations desire to provide for the terms and conditions of the Merger.

NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the Constituent Corporations hereby agree as follows:

1.    EFFECTIVE TIME. The Merger shall not be effective unless and until the Merger receives all required approvals from the Board of Governors of the Federal Reserve System (the “Federal Reserve”) or such other later time as specified on the Articles of Combination or similar document filed with the Federal Reserve and the Articles of Merger filed with the Maryland State Department of Assessments and Taxation (the “Effective Time”).

2.    THE MERGER AND EFFECT THEREOF. Subject to the terms and conditions set forth herein and in the Plan of Conversion and the expiration of all applicable waiting periods, the Mutual Holding Company shall merge with and into the Holding Company, which shall be the Surviving Corporation. Upon consummation of the Merger, the Surviving Corporation shall be considered the same business and corporate entity as each of the Constituent Corporations and the Surviving Corporation shall be subject to and be deemed to have assumed all of the property, rights, privileges, powers, franchises, debts, liabilities, obligations, duties and relationships of each of the Constituent Corporations and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation. In addition, any reference to either of the Constituent Corporations in any contract or document, whether executed or taking effect before or after the Effective Time, shall be considered a reference to the Surviving Corporation if not inconsistent with the other provisions of the contract or document; and any pending action or other judicial proceeding to which either of the Constituent Corporations is a party shall not be deemed to have abated or to have been discontinued by reason of the Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Merger had not occurred or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Constituent Corporations if the Merger had not occurred.

3.    TREATMENT OF HOLDING COMPANY COMMON STOCK AND MEMBER INTERESTS; LIQUIDATION ACCOUNT.

At the Effective Time:

(a)    each share of common stock, $0.01 par value per share, of the Holding Company (the “Holding Company Common Stock”) issued and outstanding immediately before the Effective Time and held by the Mutual Holding Company shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled; and

(b)    the Holding Company shall establish a liquidation account on behalf of certain depositors of the Bank as provided for in the Plan of Conversion.

4.    RIGHTS OF DISSENT AND APPRAISAL ABSENT. There shall be no dissenter or appraisal rights in connection with the Merger.

5.    NAME OF SURVIVING CORPORATION. The name of the Surviving Corporation shall be “CBM Bancorp, Inc.”

6.    DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The directors and officers of the Holding Company immediately before the Effective Time shall be the directors and officers of the Surviving Corporation after the Effective Time.

8.    OFFICES. Upon the Effective Time, all offices of the Mutual Holding Company and the Holding Company shall be offices of the Surviving Corporation. As of the Effective Time, the main office of the Surviving Corporation shall be located at 2001 East Joppa Road, Baltimore, Maryland 21234.

9.    ARTICLES OF INCORPORATION AND BYLAWS. On and after the Effective Time, the Articles of Incorporation of the Holding Company as in effect immediately before the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until amended in accordance with the terms thereof and applicable law. On and after the Effective Time, the Bylaws of the Holding Company as in effect immediately before the Effective Time shall be the Bylaws of the Surviving Corporation until amended in accordance with the terms thereof and applicable law.

10.    SHAREHOLDER AND MEMBER APPROVAL. The affirmative vote of the members of the Mutual Holding Company, as set forth in the Plan of Conversion, shall be required to approve the Plan of Conversion, of which this Agreement is a part, on behalf of the Mutual Holding Company. The approval of the Mutual Holding Company, as the sole stockholder of the Holding Company, shall be required to approve this Agreement on behalf of the Holding Company.

11.    DIRECTOR APPROVAL. At least two-thirds of the members of the Board of Directors of each of the Constituent Corporations have approved this Agreement.

12.    ABANDONMENT OF PLAN. This Agreement may be abandoned by either the Mutual Holding Company or the Holding Company at any time before the Effective Time in the manner set forth in the Plan of Conversion.

13.    AMENDMENTS. This Agreement may be amended by a subsequent writing signed by the parties hereto.

14.    SUCCESSORS. This Agreement shall be binding on the successors of the Constituent Corporations.

15.    GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland and the United States of America.

[Signatures on following page]

IN WITNESS WHEREOF, the Constituent Corporations have caused this Agreement and Plan of Merger to be executed by their duly authorized officers as of the day and year first above written.

Attest:	BANKS OF THE CHESAPEAKE, M.H.C.
(a Federal corporation)

By:
Philip E. Logan	William M. Bocek, Jr.
Corporate Secretary	Chairman and Chief Executive Officer

Attest:	CBM BANCORP, INC.
(a Maryland corporation)

By:
Philip E. Logan	Joseph M. Solomon
Corporate Secretary	President

EXHIBIT B

ARTICLES OF INCORPORATION

OF

CBM BANCORP, INC.

ARTICLES OF INCORPORATION

OF

CBM BANCORP, INC.

The undersigned, Joseph M. Solomon, being at least eighteen (18) years of age, acting as incorporator, does hereby form a corporation under the general laws of the State of Maryland.

ARTICLE 1. Name. The name of the corporation is CBM Bancorp, Inc. (hereinafter the “Corporation”).

ARTICLE 2. Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the general laws of the State of Maryland.

ARTICLE 3. Principal Office. The present address of the principal office of the Corporation in the State of Maryland is 2001 East Joppa Road, Baltimore, Maryland 21234.

ARTICLE 4. Resident Agent. The name and address of the initial resident agent of the Corporation is Joseph M. Solomon, 2001 East Joppa Road, Baltimore, Maryland 21234. Said resident agent is a resident of the State of Maryland.

ARTICLE 5. Capital Stock

A. Authorized Stock. The total number of shares of stock of all classes of stock that the Corporation has authority to issue is twenty-five million (25,000,000) shares, having an aggregate par value of two hundred and fifty thousand dollars ($250,000), of which twenty-four million (24,000,000) are to be shares of common stock with a par value of one cent ($0.01) per share, and one million (1,000,000) are to be shares of preferred stock with a par value of one cent ($0.01) per share.

Except to the extent required by governing law, rule or regulation, the issuance of shares of capital stock may be authorized from time to time by the Board of Directors without further approval of the stockholders of the Corporation. The Corporation shall have the authority to purchase its capital stock out of funds lawfully available therefor, which funds shall include, without limitation, the Corporation’s unreserved and unrestricted capital surplus.

B. Description of Classes of Stock. A description of each class of stock of the Corporation, including any voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations and restrictions thereof, is as follows:

1. Common Stock. Subject to all of the rights of the preferred stock as expressly provided in these Articles of Incorporation (the “Articles”), by law or by the Board of Directors in a resolution(s) pursuant to this Article 5, the common stock of the Corporation shall possess all such rights and privileges as are afforded to capital stock by Maryland law in the absence of any express grant of rights or privileges in these Articles, including but not limited to, the following:

a.	Holders of the common stock shall be entitled to one (1) vote per share on each matter submitted to a vote at a meeting of stockholders.

b.	Dividends may be declared and paid or set aside for payment upon the common stock out of any assets or funds of the Corporation legally available therefor.

c.	Upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the common stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them after: (i) payment or provision for payment of the Corporation’s debts and liabilities; (ii) distributions or provisions for distributions to holders of any class or series of stock having a preference over the common stock in the liquidation, dissolution or winding up of the Corporation; and (iii) distributions or provision for distributions in settlement of the Liquidation Account established by the Corporation as described in Article 11 of these Articles.

2.    Preferred Stock. The Board of Directors is expressly authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of preferred stock in series, to establish from time to time the number of shares to be included in each such series, and to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the shares of each such series. The number of authorized shares of the preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the common stock, without a vote of the holders of the preferred stock, or of any series thereof, unless a vote of any such holders is required by law or pursuant to the terms of such preferred stock. The power of the stockholders to increase or decrease the authorized shares of the preferred stock shall not limit any of the powers of the Board of Directors provided under these Articles.

C.    Restrictions on Voting Rights of the Corporation’s Equity Securities.

1.    Notwithstanding any other provision of these Articles, in no event shall any record owner of any outstanding common stock that is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of stockholders entitled to vote on any matter, beneficially owns shares of common stock in excess of the Limit (as hereinafter defined), be entitled or permitted to any vote in respect of the shares held in excess of the Limit. The number of votes that may be cast by any record owner by virtue of the provisions hereof in respect of common stock beneficially owned by such person beneficially owning shares in excess of the Limit shall be a number equal to the total number of votes that a single record owner of all common stock beneficially owned by such person would be entitled to cast (subject to the provisions of this Article 5), multiplied by a fraction, the numerator of which is the number of shares of such class or series that are both beneficially owned by such person and owned of record by such record owner and the denominator of which is the total number of shares of common stock beneficially owned by such person owning shares in excess of the

Limit. The provisions of this Section C of Article 5 shall not be applicable, and any record owner of any outstanding common stock that is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of stockholders entitled to vote on any matter, beneficially owns shares of common stock in excess of the Limit shall have full voting rights with respect to all shares owned of record, if, before the beneficial owner of such shares acquired beneficial ownership of shares in excess of the Limit, the beneficial owner’s ownership of shares in excess of the Limit shall have been approved by a majority of the Unaffiliated Directors (as defined below).

2.    The following definitions shall apply to this Section C of Article 5:

(a)	“Affiliate” shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on the date of filing of these Articles.

(b)	“Beneficial ownership” shall be determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (or any successor rule or statutory provision), or, if said Rule 13d-3 shall be rescinded and there shall be no successor rule or provision thereto, pursuant to said Rule 13d-3 as in effect on the date of filing of these Articles; provided, however, that a person shall, in any event, also be deemed the “beneficial owner” of any common stock:

(1)	that such person or any of its Affiliates beneficially owns, directly or indirectly; or

(2)	that such person or any of its Affiliates has: (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise, or (b) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such person nor any such Affiliate is otherwise deemed the beneficial owner); or

(3)

that are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its Affiliates acts as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the Corporation; and provided further, however, that: (a) no director or officer of the

Corporation (or any Affiliate of any such director or officer) shall, solely by reason of any or all of such directors or officers acting in their capacities as such, be deemed, for any purposes hereof, to beneficially own any common stock beneficially owned by any other such director or officer (or any Affiliate thereof); and (b) neither any employee stock ownership plan or similar plan of the Corporation or any subsidiary of the Corporation, nor any trustee with respect thereto or any Affiliate of such trustee (solely by reason of such capacity of such trustee), shall be deemed, for any purposes hereof, to beneficially own any common stock held under any such plan. For purposes only of computing the percentage of beneficial ownership of common stock of a person, the outstanding common stock shall include shares deemed owned by such person through application of this Subparagraph C.2.b but shall not include any other shares of common stock that may be issuable by the Corporation pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise. For all other purposes, the outstanding common stock shall include only shares of common stock then outstanding and shall not include any shares of common stock that may be issuable by the Corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise.

(c)	The “Limit” shall mean ten percent (10%) of the then-outstanding shares of common stock.

(d)	A “person” shall include an individual, a firm, a group acting in concert, a corporation, a partnership, an association, a joint venture, a pool, a joint stock company, a trust, an unincorporated organization or similar company, a limited liability company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities or any other entity.

(e)	“Unaffiliated Director” means any member of the Board of Directors who is unaffiliated with the person beneficially owning shares in excess of the Limit (the “10% Beneficial Owner”) and was a member of the Board of Directors before the 10% Beneficial Owner became a 10% Beneficial Owner, and any director who is thereafter chosen to fill any vacancy of the Board of Directors or who is elected and who, in either event, is unaffiliated with the 10% Beneficial Owner and in connection with his or her initial assumption of office is recommended for appointment or election by a majority of the Unaffiliated Directors then on the Board of Directors.

3.    The Board of Directors shall have the power to construe and apply the provisions of this Section C and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to: (a) the number of shares of common stock beneficially owned by any person; (b) whether a person is an Affiliate of another; (c) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of beneficial ownership; (d) the application of any other definition or operative provision of this Section C to the given facts; or (e) any other matter relating to the applicability or effect of this Section C.

4.    The Board of Directors shall have the right to demand that any person who is reasonably believed to beneficially own shares of common stock in excess of the Limit (or holds of record common stock beneficially owned by any person in excess of the Limit) supply the Corporation with complete information as to: (a) the record owner(s) of all shares beneficially owned by such person who is reasonably believed to own shares in excess of the Limit; and (b) any other factual matter relating to the applicability or effect of this Section C as may reasonably be requested of such person.

5.    Except as otherwise provided by law or expressly provided in this Section C, the presence, in person or by proxy, of the holders of record of shares of capital stock of the Corporation entitling the holders thereof to cast one-third of the votes (after giving effect, if required, to the provisions of this Section C) entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders.

6.    Any constructions, applications or determinations made by the Board of Directors pursuant to this Section C in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the Corporation and its stockholders.

7.    In the event any provision (or portion thereof) of this Section C shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this Section C shall remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of the Corporation and its stockholders that each such remaining provision (or portion thereof) of this Section C remain, to the fullest extent permitted by law, applicable and enforceable as to all stockholders, including stockholders owning an amount of stock over the Limit, notwithstanding any such finding.

ARTICLE 6. Directors.

A.    The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, except as the Maryland General Corporation Law (the “MGCL”) or these Articles otherwise provide; provided, however, that any limitations on the Board of Directors’ management or direction of the affairs of the Corporation shall reserve the directors’ full power to discharge their fiduciary duties.

B.    The members of the Board of Directors shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the first annual meeting of stockholders, the term of office of the second class to expire at the annual meeting of stockholders one year thereafter and the term of office of the third class to expire at the annual meeting of stockholders two years thereafter with each director to hold office for the term of office of his or her respective class and until his or her successor shall have been elected and qualified. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election with each director to hold office for the term of office of his or her respective class and until his or her successor shall have been duly elected and qualified.

C.    Stockholders shall not be permitted to cumulate their votes in the election of directors. A plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director.

D.    The names of the initial directors of the Corporation, who will serve until their successors are duly elected and qualified, are as follows:

First Class - Term Expiring 2019

Gail E. Smith

William W. Whitty, Jr.

Second Class — Term Expiring 2020

Glenn C. Ercole

Joseph M. Solomon

Third Class - Term Expiring 2021

William J. Bocek, Jr.

Francis X. Bossle, Jr.

Benny C. Walker

E.    Any director or the entire Board of Directors may be removed from office at any time, but only for cause and only by the affirmative vote of not less than two-thirds (66 2/3%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (after giving effect to the provisions of Article 5 hereof) voting together as a single class.

F.    Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation. Stockholder proposals to be presented in connection with a special meeting of stockholders shall be presented by the Corporation only to the extent required by Section 2-502 of the MGCL and the Bylaws of the Corporation.

ARTICLE 7. Corporate Governance Provisions. The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation, the directors and the stockholders:

A.    No holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Corporation other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price(s) and upon such other terms as the Board of Directors, in its sole discretion, may fix; and any stock or other securities that the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any class, series or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series or types of stock or other securities at the time outstanding.

B.    The Board of Directors shall have the power to create and to issue, whether or not in connection with the issuance and sale of any shares of stock or other securities of the Corporation, rights or options entitling the holders thereof to purchase from the Corporation any shares of its capital stock of any class(es), on such terms and conditions and in such form as the Board of Directors shall set forth in a resolution.

C.    The Board of Directors shall have the power, subject to any limitations or restrictions imposed by law, to classify or reclassify any unissued shares of stock whether now or hereafter authorized, by fixing or altering in any one or more respects before issuance of such shares the voting powers, designations, preferences and relative, participating, optional or other special rights of such shares and the qualifications, limitations or restrictions of such preferences and/or rights.

D.    The Board of Directors of the Corporation is expressly authorized to adopt, repeal, alter, amend and rescind the Bylaws of the Corporation by the affirmative vote of a majority of the directors then in office without the further approval of the stockholders. Notwithstanding any other provision of these Articles or the Bylaws of the Corporation (and notwithstanding that some lesser percentage may be specified by law), the Bylaws shall not be adopted, repealed, altered, amended or rescinded by the stockholders of the Corporation except by the affirmative vote of the holders of at least two-thirds (66 2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (after giving due effect to the provisions of Article 5 of these Articles), voting together as a single class.

E.    The Board of Directors shall have the power to borrow or raise money, from time to time and without limit, and upon any terms, for any corporate purposes, and, subject to the MGCL, to authorize the creation, issuance, assumption or guaranty of bonds, notes or other evidences of indebtedness for monies so borrowed, to include therein such provisions as to redeemability, convertibility or otherwise as the Board of Directors, in its sole discretion, may determine and to secure the payment of principal, interest or sinking fund in respect thereof by mortgage upon, or the pledge of, or the conveyance or assignment in trust of, the whole or any part of the properties, assets and goodwill of the Corporation then owed or thereafter acquired.

F.    Notwithstanding any provision of the MGCL requiring stockholder authorization of an action by a greater proportion than a majority of the total number of shares of all classes of capital stock or of the total number of shares of any class of capital stock, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of shares of all classes outstanding and entitled to vote thereon, except as otherwise provided in these Articles; provided, however, that, in order to be subject to the majority vote requirement of this paragraph rather than the then-applicable vote requirement of the MGCL, a consolidation, merger or share exchange or transfer of assets other than in the ordinary course of business of or by the Corporation must be approved and recommended for stockholder approval by the Board of Directors pursuant to a resolution approved by at least two-thirds of the directors then in office.

G.    Holders of shares of stock of the Corporation shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL or any successor statute unless the Board of Directors, pursuant to a resolution approved by a majority of the directors then in office, shall determine that such rights apply with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise such rights.

ARTICLE 8. Evaluation of Certain Offers. The Board of Directors may, in connection with the exercise of its business judgment involving any actual or proposed transaction that would or may involve a change in control of the Corporation (whether by purchases of shares of stock or any other securities of the Corporation in the open market or otherwise, tender offer, merger, consolidation, dissolution, liquidation, sale of all or substantially all of the assets of the Corporation, or proxy solicitation (other than on behalf of the Board of Directors or otherwise)), in determining what is in the best interests of the Corporation and its stockholders and in making any recommendation to its stockholders, give due consideration to all relevant factors, including, but not limited to the following: (a) the economic effect, both immediate and long-term, upon the Corporation’s stockholders, including stockholders, if any, choosing not to participate in the transaction; (b) effects, including any social and economic effects, on the employees, suppliers, creditors, depositors and customers of, and others dealing with, the Corporation and its subsidiaries and on the communities in which the Corporation and its subsidiaries operate or are located; (c) whether the proposal is acceptable based on the historical and current operating results or financial condition of the Corporation; (d) whether a more favorable price could be obtained for the Corporation’s stock or other securities in the future; (e) the reputation and business practices of the offeror and its management and affiliates as they would affect the employees; (f) the future value of the stock or any other securities of the Corporation; and (g) any anti-trust or other legal and regulatory issues that are raised by the proposal. If the Board of Directors determines that any actual or proposed transaction that would or may involve a change in control of the Corporation should be rejected, it may take any lawful action to accomplish its purpose, including, but not limited to, any and all of the following: advising stockholders not to accept the proposal; instituting litigation against the party making the proposal; filing complaints with governmental and regulatory authorities; acquiring the stock or any of the securities of the Corporation; selling or otherwise issuing authorized but unissued stock, other securities or treasury stock or granting options with respect thereto; selling any of the assets of the Corporation; acquiring a company to create an anti-trust or other regulatory problem for the party making the proposal; and obtaining a more favorable offer from another individual or entity.

ARTICLE 9. Indemnification. The Corporation shall indemnify (A) its directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the general laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures required, and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation’s Bylaws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such Bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment or repeal of these Articles shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal. Any indemnification payments made pursuant to this Article 9 are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act (12 U.S.C. § 1828(k)) and the regulations promulgated thereunder.

ARTICLE 10. Limitation of Liability of Officers and Directors. An officer or director of the Corporation, as such, shall not be liable to the Corporation or its stockholders for money damages, except (A) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (B) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or (C) to the extent otherwise provided by the MGCL. If the MGCL is amended to further eliminate or limit the personal liability of officers and directors, then the liability of officers and directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the MGCL, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

ARTICLE 11. Liquidation Account. Under regulations of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), the Corporation must establish and maintain a liquidation account (the “Liquidation Account”) for the benefit of certain Eligible Account Holders and Supplemental Eligible Account Holders as defined in the Plan of Conversion and Reorganization (the “Plan of Conversion”). In the event of a complete liquidation involving (i) the Corporation or (ii) Chesapeake Bank of Maryland, a federal savings bank that will be the wholly owned subsidiary of the Corporation, the Corporation must comply with the regulations of the Federal Reserve Board and the provisions of the Plan of Conversion with respect to the amount and priorities of each Eligible Account Holder’s and Supplemental Eligible Account Holder’s interests in the Liquidation Account. The interest of an Eligible Account Holder or Supplemental Eligible Account Holder in the Liquidation Account does not entitle such account holders to voting rights.

ARTICLE 12. Selection of Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the MGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the State of Maryland, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article 12.

ARTICLE 13. Amendment. The Corporation reserves the right to amend or repeal any provision contained in these Articles in the manner prescribed by the MGCL, including any amendment altering the terms or contract rights, as expressly set forth in these Articles, of any of the Corporation’s outstanding stock by classification, reclassification or otherwise, and no stockholder approval shall be required if the approval of stockholders is not required for the proposed amendment or repeal by the MGCL, and all rights conferred upon stockholders are granted subject to this reservation. The Board of Directors, pursuant to a resolution approved by a majority of the directors then in office, and without action by the stockholders, may amend these Articles to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.

No proposed amendment or repeal of any provision of these Articles shall be submitted to a stockholder vote unless the Board of Directors shall have (a) approved the proposed amendment or repeal, (b) determined that it is advisable, and (c) directed that it be submitted for consideration at either an annual or special meeting of the stockholders pursuant to a resolution approved by the Board of Directors. Any proposed amendment or repeal of any provision of these Articles may be abandoned by the Board of Directors at any time before its effective time upon the adoption of a resolution approved by a majority of the directors then in office.

The amendment or repeal of any provision of these Articles by the stockholders shall be approved by at least two-thirds (66 2/3%) of all votes entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote on the matter (after giving due effect to the provisions of Article 5 of these Articles), except that the proposed amendment or repeal of any provision of these Articles need only be approved by the vote of a majority of all the votes entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote on the matter (after giving due effect to the provisions of Article 5 of these Articles) if the amendment or repeal of such provision is approved by the Board of Directors pursuant to a resolution approved by at least two-thirds of the directors then in office.

ARTICLE 14. Name and Address of Incorporator. The name and mailing address of the sole incorporator are as follows: Joseph M. Solomon, 2001 East Joppa Road, Baltimore, MD 21234.

EXHIBIT C

BYLAWS

OF

CBM BANCORP, INC.

BYLAWS

OF

CBM BANCORP, INC.

ARTICLE I

STOCKHOLDERS

Section 1.    Annual Meeting.

The annual meeting of the stockholders of CBM Bancorp, Inc. (the “Corporation”) shall be held each year at such date and time as the Board of Directors shall, in their discretion, fix. The business to be transacted at the annual meeting shall include the election of directors and any other business properly brought before the meeting in accordance with these Bylaws.

Section 2.    Special Meetings.

A special meeting of the stockholders may be called at any time for any purpose(s) by the Chairman of the Board, the President, or by two-thirds of the total number of Directors that the Corporation would have if there were no vacancies on the Board of Directors. By virtue of the Corporation’s election made hereby to be governed by Section 3-805 of the Maryland General Corporation Law (the “MGCL”), a special meeting of the stockholders shall be called by the Secretary of the Corporation upon the written request of the holders of at least a majority of all shares outstanding and entitled to vote on the business to be transacted at such meeting. Such written request shall state the purpose or purposes of the meeting and the matters proposed to be acted upon at the meeting. The Secretary shall inform the stockholders who make the request of the reasonably estimated cost of preparing and mailing a notice of the meeting and, upon payment of these costs to the Corporation, shall notify each stockholder entitled to notice of the meeting. Notwithstanding the preceding provisions of this Section 2, the Secretary of the Corporation shall not be obligated to call a special meeting of the stockholders requested by stockholders to take any action that is non-binding or advisory in nature. Business transacted at any special meeting shall be confined to the purpose(s) stated in the notice of such meeting.

Section 3.    Place of Meeting.

The Board of Directors may designate any place, either within or without the State of Maryland, as the place of meeting for any annual or special meeting of stockholders.

Section 4.    Notice of Meetings; Waiver of Notice; Adjournment.

Not less than ten (10) days nor more than ninety (90) days before the date of every stockholders meeting, the Secretary shall give notice of the meeting in writing or by electronic transmission to each stockholder entitled to vote at or to notice of such meeting. The notice shall state the time and place of the meeting and, if the meeting is a special meeting, or notice of the purpose is required by statute, the purpose of the meeting. Notice is given to a stockholder when it is personally delivered to the stockholder, left at the stockholder’s residence or usual place of business, mailed to the stockholder at his or her address as it appears on the records of the Corporation, or transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. If the

Corporation has received a request from a stockholder that notice not be sent by electronic transmission, the Corporation may not provide notice to the stockholder by electronic transmission. Notwithstanding the foregoing provisions, each person who is entitled to notice waives notice if such person, before or after the meeting, delivers a written waiver or waiver by electronic transmission that is filed with the records of the stockholders’ meetings. Attendance of a person entitled to notice at a meeting, in person or by proxy, shall constitute a waiver of notice of such meeting, except when such person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided however, that if the date of the adjourned meeting is more than one hundred twenty (120) days after the record date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith.

As used in these Bylaws, the term “electronic transmission” shall have the meaning given to such term by Section 1-101 of the MGCL or any successor provision.

Section 5.    Quorum.

At any meeting of stockholders, the presence of a quorum for all purposes shall be determined as provided in the Articles of Incorporation unless or except to the extent that the presence of a larger number may be required by law.

If a quorum fails to attend any meeting, the Chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are represented in person or by proxy may adjourn the meeting to any place, date and time without further notice to a date not more than one hundred twenty (120) days after the original record date. At such adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the meeting originally called. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of stockholders to leave less than a quorum.

Section 6.    Conduct of Business; Advance Notice Requirements.

(a)    The Chairman of the Board of Directors of the Corporation, or in his or her absence, the President of the Corporation, or in his or her absence, such other person as may be designated by the Board of Directors, shall call to order any meeting of the stockholders and act as chairman of the meeting. The chairman of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such regulation of the manner of voting and the conduct of discussion. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

(b)    At any annual meeting of the stockholders, unless otherwise required by law, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this Section 6(b). For business to be properly brought before an annual meeting by a stockholder, the business must relate to a proper subject matter for stockholder action and the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered or mailed to and received at the principal executive office of the Corporation not less than ninety (90) days before the date of the annual meeting; provided, however, that if less than one hundred (100) days’ prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder’s notice to the Secretary shall set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation’s capital stock that are beneficially owned by such stockholder, (iv) a statement disclosing (A) whether such stockholder is acting with or on behalf of any other person and (B) if applicable, the identity of such person, and (v) any material interest of such stockholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this Section 6(b). The Chairman of the Board or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 6(b) and, if he or she should so determine, he or she shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.

At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting in accordance with Article I, Section 2.

(c)    Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 6(c). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered or mailed to and received at the principal executive office of the Corporation not less than ninety (90) days before the date of the meeting; provided, however, that if less than one hundred (100) days’ prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder’s notice shall set forth (i) as to each person whom such stockholder proposes to nominate for election or re-election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation

14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (ii) as to the stockholder giving the notice (A) the name and address, as they appear on the Corporation’s books, of such stockholder, (B) the class and number of shares of the Corporation’s capital stock that are beneficially owned by such stockholder, and (C) a statement disclosing (1) whether such stockholder or any nominee thereof is acting with or on behalf of any other person and (2) if applicable, the identity of such person.

(d)    The requirements set forth in subsections (b) and (c) of this Section 6 shall apply to all stockholder proposals and nominations, without regard to whether such proposals or nominations are required to be included in the Corporation’s proxy statement or form of proxy.

(e)    For purposes of subsections (b) and (c) of this Section 6, the term “public disclosure” shall mean disclosure (i) in a press release issued by a nationally recognized news service, (ii) in a document publicly filed or furnished by the Corporation with the U.S. Securities and Exchange Commission, or (iii) on a website maintained by the Corporation.

Section 7.    Voting.

All elections shall be determined by a plurality of the votes cast, and, except as otherwise required by law or the Articles of Incorporation, all other matters shall be determined by a majority of the votes cast.

Section 8.    Proxies.

At all meetings of stockholders, a stockholder may vote the shares owned of record by him or her either in person or by proxy executed in writing by the stockholder or by his or her duly authorized attorney-in-fact. Any facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. A proxy is revocable by a stockholder at any time without condition or qualification unless the proxy states that it is irrevocable and the proxy is coupled with an interest. A proxy may be made irrevocable for as long as it is coupled with an interest. The interest with which a proxy may be coupled includes an interest in the stock to be voted under the proxy or another general interest in the Corporation or its assets or liabilities.

Section 9.    Inspectors.

The Board of Directors or the officer presiding over a meeting of stockholders shall appoint one or more persons as inspectors of election, to act at the meeting or any adjournment thereof and make a written report thereof, in accordance with applicable law. The inspector will open and close the polls, will receive and take charge of proxies and ballots, and will decide all questions as to the qualifications of voters, validity of proxies and ballots, and the number of votes properly cast. No candidate for election as a director at a meeting of stockholders shall serve as an inspector at such meeting.

Section 10.    Control Share Acquisition Act.

Notwithstanding any other provision of the Articles of Incorporation or these Bylaws, Title 3, Subtitle 7 of the MGCL (or any successor statute) shall not apply to any acquisition by any person of shares of stock of the Corporation. This Section 10 may be repealed at any time, in whole or in part, by a majority vote of the Corporation’s Board of Directors, whether before or after an acquisition of Control Shares (as such term is defined in Section 3-701(d) of the MGCL, or any successor provision) and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent Control Share Acquisition (as such term is defined in Section 3-701(e) of the MGCL, or any successor provision).

ARTICLE II

BOARD OF DIRECTORS

Section 1.    General Powers.

The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. The Board of Directors may exercise all the powers of the Corporation, except those conferred on or reserved to the stockholders by statute or by the Articles of Incorporation or the Bylaws. The Board may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation as they may deem proper, and that are not inconsistent with these Bylaws and with the MGCL.

The Board of Directors shall annually elect a Chairman of the Board from among its members. The Chairman of the Board shall serve in a general oversight capacity and shall preside at all meetings of the Corporation’s Board of Directors. The Chairman of the Board shall perform all duties and have all powers that are commonly included in the office of the Chairman of the Board or that are delegated to him by the Board of Directors.

Section 2.    Number and Term of Office.

The number of directors of the Corporation shall, by virtue of the Corporation’s election made hereby to be governed by Section 3-804(b) of the MGCL, be fixed from time to time exclusively by vote of the Board of Directors; provided, however, that such number of directors shall never be less than the minimum number of directors required by the MGCL. The terms of office of directors of the Corporation shall be as set forth in the Articles of Incorporation.

Section 3.    Vacancies and Newly Created Directorships.

By virtue of the Corporation’s election made hereby to be governed by Section 3-804(c) of the MGCL, any vacancies in the Board of Directors resulting from an increase in the size of the Board of Directors or the death, resignation or removal of a director may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 4.    Regular Meetings.

Regular meetings of the Board of Directors shall be held at such dates, such times and such places, either within or without the State of Maryland, as shall have been designated by the Board of Directors and publicized among all Directors. Any regular meeting of the Board of Directors may be adjourned from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

Section 5.    Special Meetings.

Special meetings of the Board of Directors may be called by the Chairman of the Board, by the President, or by a majority of the members of the Board of Directors then in office. The person(s) authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Maryland, as the place for holding the special meeting of the Board of Directors called by them.

Section 6.    Notice of Meetings.

A notice of a regular meeting shall not be required. The Secretary shall give notice to each director of the date, time and place of each special meeting of the Board of Directors. Notice is given to a director when it is delivered personally to him or her, left at his or her residence or usual place of business, or sent by electronic transmission, telephone, telegraph, or similar means of transmission at least twenty-four (24) hours before the time of the meeting, or in the alternative, when it is mailed to his or her address as it appears on the records of the Corporation, at least seventy-two (72) hours before the time of the meeting. Any director may waive notice of any meeting either before or after the holding thereof by written waiver filed with the records of the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 7.    Telephonic Meetings.

Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7 shall constitute presence in person at such meeting.

Section 8.    Quorum.

At any meeting of the Board of Directors, a majority of the total number of directors shall constitute a quorum for the transaction of business, but if less than such quorum is present at a meeting, a majority of the directors present may adjourn the meeting without further notice or waiver thereof.

Section 9.    Manner of Acting.

The vote of the majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors unless the concurrence of a greater proportion is required for such action by the Articles of Incorporation.

Section 10.    Removal of Directors.

Any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of not less than two-thirds (66 2/3%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (after giving effect to the provisions of Article 5 of the Articles of Incorporation) voting together as a single class.

Section 11.    Resignation.

A director may resign at any time by giving written notice to the Board, the President or the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

Section 12.    Compensation.

By resolution of the Board of Directors, a fixed sum and expenses, if any, for attendance at each regular or special meeting of the Board of Directors or of committees thereof, and other compensation for their services as such or on such committees, may be paid to directors, as compensation for such attendance at meetings and other services as a director may render to the Corporation.

Section 13.    Committees.

(a)    General Provisions. The Board of Directors, by a vote of a majority of the Board of Directors, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; provided, however, that any such committee shall have no power or authority with reference to (i) declaring dividends or distributions on stock, (ii) issuing stock other than as authorized by the Board of Directors, (iii) recommending to the stockholders any action that requires stockholder approval, (iv) amending the Bylaws and

(v) approving a merger or share exchange that does not require stockholder approval. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member(s) of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

(b)    Composition. Each committee shall be composed of one or more directors or any other number of members specified in these Bylaws or required by applicable regulations or stock exchange rules. The Board of Directors shall have the power at any time to appoint the chairman and the members of any committee, change the membership of any committee, to fill all vacancies on committees, to designate alternate members to replace or act in the place of any absent or disqualified member of a committee, or to dissolve any committee. A member of a committee may resign from that committee at any time by giving written notice of such resignation to the Chairman of the Board. Unless otherwise specified therein, such resignation from the committee shall take effect upon receipt thereof.

(c)    Conduct of Business. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings. The quorum requirements for each such committee shall be a majority of the members of such committee. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing(s) are filed with the minutes of the proceedings of such committee.

Section 13.    Advisory Directors.

The Board of Directors may by resolution appoint advisory directors to the Board, who may also serve as directors emeriti, and shall have such authority and receive such compensation and reimbursement as the Board of Directors shall provide. Advisory directors or directors emeriti shall not have the authority to vote on the transaction of business.

Section 14.    Director Qualifications.

(a)    No person shall be eligible for election, reelection, appointment or reappointment to the Board of Directors if such person does not have experience in one or more matters pertinent to the Corporation’s business, including without limitation transactional experience, strategic expertise, corporate governance expertise, operational expertise, marketing expertise, financial expertise, or specific business expertise or contacts in markets targeted by the Corporation.

(b)    No person may serve on the Board of Directors if such person (i) is at the same time a director, officer, other employee, 10% or more stockholder, consultant or representative of a bank, savings institution, credit union, mortgage banking company, consumer loan company or similar organization, or the holding company thereof (a “financial institution”), other than a subsidiary of the Corporation, that engages in business activities or solicits customers, whether through a physical presence or electronically, in the same market area as the Corporation or any of its subsidiaries; (ii) is at the same time a director of three or more financial institutions in addition to the Board of Directors of the Corporation or any of its subsidiaries; (iii) does not agree in writing to comply with all of the Corporation’s policies applicable to directors, including but not limited to its confidentiality policy, and confirm in writing his or her qualifications hereunder; or (iv) does not confirm in writing that he or she is not a party to any agreement, understanding or commitment with respect to how he or she would act or vote on any issue or question before the Board of Directors or that would otherwise impact his or her ability to discharge his or her fiduciary duties as a director.

(c)    Any incumbent director who fails to comply with the requirements of Sections 14(a) or (b) subsequent to his or her election, reelection, appointment or reappointment to the Board of Directors shall promptly tender his or her resignation to the Board of Directors. The nominating committee of the Board of Directors shall promptly consider the resignation offer and a range of possible responses based on the circumstances that led to the director’s failure to continue to qualify, and make a recommendation to the Board. The Board of Directors shall act on the nominating committee’s recommendation within 60 days following its submission to the Board.

(d)    The Board of Directors shall have the power to construe and apply the provisions of this Section 14 and to make all determinations necessary or desirable to implement such provisions.

ARTICLE III

OFFICERS

Section 1.    Officers.

The officers of the Corporation shall be a President, a Secretary and a Treasurer. The Board of Directors may designate the Chairman of the Board as an officer and may also appoint such other officers as it may deem proper. A person may hold more than one office in the Corporation but may not serve concurrently as both President and Vice President of the Corporation.

Section 2.    President.

The President shall be the principal executive officer of the Corporation. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, he or she shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers that are commonly incident to the office of the President or that are delegated to him or her by the Board of Directors. He or she shall have the power to sign all contracts, agreements, and other instruments of the Corporation that are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation.

Section 3.    Vice President(s).

The Vice President(s) shall perform the duties of the President in his or her absence or during his or her inability to act. In addition, the Vice President(s) shall perform the duties and exercise the powers usually incident to their respective offices and/or such other duties and powers as may be properly assigned to them by the Board of Directors or the President. A Vice President(s) may be designated as Executive Vice President or Senior Vice President.

Section 4.    Secretary.

The Secretary shall keep the minutes of the meetings of the stockholders, of the Board of Directors and of any committees, in books provided for the purpose; he or she shall see that all notices are duly given in accordance with the provisions of the Bylaws or as required by law; he or she shall be custodian of the records of the Corporation; he or she shall witness all documents on behalf of the Corporation, the execution of which is duly authorized, see that the corporate seal is affixed where such document is required to be under its seal, and, when so affixed, may attest the same; and, in general, he or she shall perform all duties incident to the office of a secretary of a corporation, and such other duties as may from time to time be assigned to him or her by the Board of Directors or the President.

Section 5.    Treasurer.

The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all monies or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors. In general, he or she shall perform all the duties incident to the office of a treasurer of a corporation, and such other duties as may from time to time be assigned to him or her by the Board of Directors or the President.

Section 6.    Subordinate Officers.

The Corporation may have such subordinate officers as the Board of Directors may from time to time deem desirable. Each such officer shall hold office for such period and perform such duties as the Board of Directors, the President or the committee or officer designated pursuant to these Bylaws may prescribe.

Section 7.    Compensation.

The Board of Directors shall have power to fix the salaries and other compensation and remuneration, of whatever kind, of all officers of the Corporation. It may authorize any committee or officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the salaries, compensation and remuneration of such subordinate officers.

Section 8.    Election, Tenure and Removal of Officers.

The Board of Directors shall elect the officers. The Board of Directors may from time to time authorize any committee or officer to appoint subordinate officers. An officer serves for one year or until his or her successor is elected and qualified. If the Board of Directors in its judgment finds that the best interests of the Corporation will be served, it may remove any officer or agent of the Corporation. The removal of an officer or agent does not prejudice any of his or her contract rights. The Board of Directors (or any committee or officer authorized by the Board of Directors) may fill a vacancy that occurs in any office for the unexpired portion of the term of that office.

ARTICLE IV

STOCK

Section 1.    Certificates for Stock.

The Board of Directors may determine to issue certificated or uncertificated shares of capital stock and other securities of the Corporation. For certificated stock, each stockholder shall be entitled to certificates that represent and certify the shares of stock he or she holds in the Corporation. Each stock certificate shall include on its face the name of the Corporation, the name of the stockholder and the class of stock and number of shares represented by the certificate and be in such form, not inconsistent with law or with the Articles of Incorporation, as shall be approved by the Board of Directors or any officer(s) designated for such purpose by resolution of the Board of Directors. Each stock certificate shall be signed by the President or the Chairman of the Board, and countersigned by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer. Each certificate shall be sealed with the actual corporate seal or a facsimile of it or in any other form and the signatures on each certificate may be either manual or facsimile signatures. A certificate is valid and may be issued whether or not an officer who signed it is still an officer of the Corporation when it is issued.

Notwithstanding anything to the contrary herein, the Board of Directors may provide by resolution that some or all of the shares of any or all classes or series of the Corporation’s capital stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.

Section 2.    Transfers.

The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issuance, transfer and registration of certificates of stock or uncertificated shares of stock, and may appoint transfer agents and registrars thereof. The duties of transfer agent and registrar may be combined.

Section 3.    Record Date and Closing of Transfer Books.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than ninety (90) nor less than ten (10) days before the date of such meeting, nor more than ninety (90) days before any other action. The transfer books may not be closed for a period longer than twenty (20) days. In the case of a meeting of stockholders, the closing of the transfer books shall be at least ten (10) days before the date of the meeting.

Section 4.    Stock Ledger.

The Corporation shall maintain a stock ledger that contains the name and address of each stockholder and the number of shares of stock of each class registered in the name of each stockholder. The stock ledger may be in written form or in any other form that can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent for the particular class of stock, within or without the State of Maryland, or, if none, at the principal office or the principal executive offices of the Corporation in the State of Maryland.

Section 5.    Certification of Beneficial Owners.

The Board of Directors may adopt, by resolution, a procedure by which a stockholder of the Corporation may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder.

Section 6.    Lost, Stolen or Destroyed Stock Certificates.

The Board of Directors of the Corporation may determine the conditions for issuing a new stock certificate or uncertificated shares in place of a stock certificate that is purportedly alleged to have been lost, stolen or destroyed, or the Board of Directors may delegate such power to any officer(s) of the Corporation. In its discretion, the Board of Directors or such officer(s) may refuse to issue such new certificate or uncertificated shares except upon the order of a court having jurisdiction in the premises.

ARTICLE V

MISCELLANEOUS PROVISIONS

Section 1.    Corporate Seal.

The Board of Directors shall provide a suitable seal, bearing the name of the Corporation, which shall be in the charge of the Secretary. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

Section 2.    Fiscal Year.

The fiscal year of the Corporation shall commence on the first day of January and end on the last day of December in each year.

Section 3.    Facsimile Signatures.

In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 4.    Checks, Drafts, Etc.

All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation, shall, unless otherwise provided by resolution of the Board of Directors, be signed by the President or a Vice President and countersigned by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary.

Section 5.    Voting of Shares in Other Corporations.

Stock of other corporations or associations, registered in the name of the Corporation, may be voted by the President, a Vice President or a proxy appointed by any of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

Section 6.    Mail.

Any notice or other document that is required by these Bylaws to be mailed shall be deposited in the United States mail, postage prepaid.

ARTICLE VI

AMENDMENTS

These Bylaws may be adopted, amended or repealed as provided in the Articles of Incorporation of the Corporation.